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                                                           [Execution Version]




                      LEASE RECEIVABLES PURCHASE AGREEMENT


                            Dated as of June 27, 1997

                                      among

                           HPSC CAPITAL FUNDING, INC.,
                                    as Seller


                                   HPSC, INC.,
                            as Servicer and Custodian


                        EAGLEFUNDING CAPITAL CORPORATION
                                  as Purchaser

                                       and

                           BANCBOSTON SECURITIES INC.,
                                  as Deal Agent

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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01   Certain Definitions....................................1
         SECTION 1.02.  Accounting Terms.......................................2
         SECTION 1.03.  Other Terms............................................2
         SECTION 1.04.  Computation of Time Periods............................2

                                   ARTICLE II

                        AMOUNT AND TERMS OF THE PURCHASES

         SECTION 2.01.  Receivables Purchase Facility..........................2
         SECTION 2.02.  Making Purchases from the Seller.......................3
         SECTION 2.03.  Reduction of Purchase Limit............................6
         SECTION 2.04.  Settlement Procedures..................................6
         SECTION 2.05.  Payments and Computations, Etc.........................8
         SECTION 2.06.  Compensation...........................................8
         SECTION 2.07.  Dividing or Combining of Capital and Purchase
                                    Periods....................................9
         SECTION 2.08.  Increased Costs, Capital Adequacy......................9
         SECTION 2.09.  Taxes.................................................11
         SECTION 2.10.  Fees..................................................12
         SECTION 2.11.  Grant of Security Interest in Equipment
                        Collateral............................................12

                                   ARTICLE III

                             CONDITIONS OF PURCHASES

         SECTION 3.01.  Conditions Precedent to Initial Receivables
                        Purchase..............................................13
         SECTION 3.02.  Conditions Precedent to Each Receivables
                        Purchase..............................................15

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01.  Representations and Warranties of the Seller..........16

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                                    ARTICLE V

                                GENERAL COVENANTS

         SECTION 5.01.  Affirmative Covenants of the Seller...................23
         SECTION 5.02.  Reporting Requirements of the Seller and the
                        Servicer..............................................29
         SECTION 5.03.  Negative Covenants of the Seller......................30

                                   ARTICLE VI

                SERVICING, ADMINISTRATION, COLLECTION AND CUSTODY

         SECTION 6.01.  Designation of Servicer...............................34
         SECTION 6.02.  Duties of the Servicer................................35
         SECTION 6.03.  Rights of the Deal Agent..............................37
         SECTION 6.04.  Further Action Evidencing Transfers...................38
         SECTION 6.05.  Responsibilities of the Seller........................39
         SECTION 6.06.  Administration of Collections by Servicer.............40
         SECTION 6.07.  Application of Collections............................40
         SECTION 6.08.  Servicing Fee.........................................40
         SECTION 6.09.  Resignation; Successor Servicer.......................41
         SECTION 6.10.  Lock-Box Accounts; Collection Account.................42
         SECTION 6.11.  Collection Account....................................42

                                   ARTICLE VII

                           WIND-DOWN EVENTS; REMEDIES

         SECTION 7.01.  Wind-Down Events......................................47
         SECTION 7.02.  Remedies..............................................49

                                  ARTICLE VIII

                          INDEMNIFICATION; REPURCHASES

         SECTION 8.01.  Indemnities by the Seller.............................50

                                   ARTICLE IX

                                 THE DEAL AGENT

         SECTION 9.01.  Authorization and Action..............................54
         SECTION 9.02.  Deal Agent's Reliance, Etc............................54
         SECTION 9.03.  Deal Agent and Affiliates.............................55
         SECTION 9.04.  [Reserved]............................................55
         SECTION 9.05.  Resignation of the Deal Agent.........................55


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                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01.  Amendments, Etc......................................56
         SECTION 10.02.  Notices, Etc.........................................56
         SECTION 10.03.  No Waiver; Remedies..................................57
         SECTION 10.04.  Binding Effect; Assignability........................57
         SECTION 10.05.  GOVERNING LAW; WAIVER OF JURY TRIAL..................57
         SECTION 10.06.  Costs, Expenses and Taxes............................58
         SECTION 10.07.  Execution in Counterparts; Severability..............59
         SECTION 10.08.  No Bankruptcy Petition Against EagleFunding..........59



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                                   APPENDICES


         Appendix A                 Definitions List





                                LIST OF EXHIBITS


         EXHIBIT A                  Form of Notice of Sale

         EXHIBIT B                  Form of Opinion of Counsel for Seller

         EXHIBIT C                  Form of Officer's Certificate

         EXHIBIT D                  List of Offices of Seller and Where Records
                                    are Kept

         EXHIBIT E                  Form of Interest Rate Hedge Assignment

         EXHIBIT F                  Form of Lock-Box Agreement

         EXHIBIT G                  List of Lock-Box Accounts, Lock-Box Banks
                                    and their Post Office Boxes

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                      LEASE RECEIVABLES PURCHASE AGREEMENT


                  LEASE RECEIVABLES PURCHASE AGREEMENT, dated as of June 27, 1997 (the "EagleFunding Purchase Agreement"), among HPSC CAPITAL FUNDING, INC., a Delaware corporation ("Funding"), as Seller (the "Seller"), EAGLEFUNDING CAPITAL CORPORATION, a Delaware corporation ("EagleFunding"), as Purchaser (the "Purchaser"), HPSC, INC., a Delaware corporation ("HPSC"), as Servicer (the "Servicer") and as Custodian (the "Custodian"), and BANCBOSTON SECURITIES INC., a Massachusetts corporation ("BSI"), as Deal Agent (the "Deal Agent").

                              W I T N E S S E T H:


                  WHEREAS, pursuant to the Originator Purchase Agreement, the Seller has agreed to purchase and otherwise acquire certain Transferred Assets from time to time from HPSC (in such capacity, the "Originator") and the Originator has agreed to act as Servicer of such Transferred Assets; and

                  WHEREAS, the Seller has requested that EagleFunding make Receivables Purchases from the Seller, the proceeds of which shall be used by the Seller to purchase new Transferred Assets from the Originator in accordance with the terms of the Originator Purchase Agreement; and

                  WHEREAS, EagleFunding will fund such Receivables Purchases by
(i) the issuance of Commercial Paper or (ii) if EagleFunding fails for any reason to issue Commercial Paper, by borrowing under the Liquidity Agreement, dated as of the date hereof, among EagleFunding, the Liquidity Providers and the Liquidity Agent; and

                  WHEREAS, subject to the terms and conditions set forth herein, EagleFunding is willing to make the Receivables Purchases from the Seller.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Certain Definitions. As used in this EagleFunding Purchase Agreement or any certificate or other document made or delivered pursuant hereto, the capitalized terms used herein and therein shall, unless otherwise defined herein or therein, have the meanings assigned to them in the Definitions List attached hereto as Appendix A, the terms of which are incorporated herein by reference (the "Definitions List").

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                  SECTION 1.02. Accounting Terms. As used herein and in any
certificate or other document made or delivered pursuant hereto and thereto, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined, shall have the respective meanings given to them under GAAP.

                  SECTION 1.03.  Other Terms.  (a) All other undefined
terms contained in this EagleFunding Purchase Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this EagleFunding Purchase Agreement shall refer to this EagleFunding Purchase Agreement as a whole and not to any particular provision of this EagleFunding Purchase Agreement, and Section, subsection, Schedule and Exhibit references are to this EagleFunding Purchase Agreement unless otherwise specified.

                  (c) Capitalized terms used herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 1.04. Computation of Time Periods. In this EagleFunding Purchase Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding."


                                   ARTICLE II

                        AMOUNT AND TERMS OF THE PURCHASES

                  SECTION 2.01. Receivables Purchase Facility. EagleFunding shall subject to the terms and conditions herein after set forth, make purchases of Receivables ("Receivables Purchases") from time to time on any Settlement Date (except that the initial Receivables Purchase may be on a date other than a Settlement Date) during the period from the date the conditions precedent in
Section 3.01 are satisfied to the Termination Date. Each Receivables Purchase shall constitute an assignment and sale by the Seller, and a purchase and acquisition by EagleFunding of Purchased Interests, including, without limitation, designated Receivables identified as Eligible Receivables by the Seller, and Related Security and Collections with respect thereto. Under no circumstances shall EagleFunding make any Receivables Purchase if, after giving effect to such Receivables Purchase, the

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aggregate outstanding Capital hereunder would exceed the least of (i) the
Purchase Limit, (ii) the Capital Limit, or (iii) the sum, on such Receivables Purchase Date, of (a) the net proceeds from the sale of Commercial Paper plus
(b) the proceeds of Advances. The Capital Limit in effect on any date shall be determined by reference to the most recent Settlement Report delivered by the Seller to EagleFunding in accordance with Section 5.02(f) hereof (x) as adjusted on the most recent Settlement Date to reflect additional Eligible Receivables sold on such Settlement Date since the delivery of such Settlement Report and
(y) as adjusted on any other date of determination to eliminate from the Discounted Eligible Receivables Balance any Receivables which were Eligible Receivables as of the dates reflected in the Settlement Report but which no longer satisfy the criteria for Eligible Receivables. The Capital of the initial Receivables Purchase hereunder shall be in a minimum amount of $10,000,000, the incremental Capital of each other Receivables Purchase hereunder shall be in a minimum amount of $2,500,000. It is the intention of the parties hereto that each Receivables Purchase to be made hereunder shall constitute either (A) a "sale of accounts or chattel paper", as such term is used in Article 9 of the UCC, or (B) a sale of "instruments", as such term is used in Article 9 of the UCC. If at any time a court characterizes the transactions hereunder as loans by EagleFunding to the Seller, then the Seller hereby pledges, grants a security interest in and assigns to the Deal Agent, for the benefit of EagleFunding, all of its right and title to and interest in the Purchased Interests, including the Purchased Receivables and the Related Security, Collections and Equipment related thereto, as security for such loans and for the payment and performance of all obligations of the Seller hereunder.

                  SECTION 2.02.  Making Purchases from the Seller.

                  (a) Sale Notice. Whenever the Seller wishes to sell Receivables hereunder, it shall deliver to EagleFunding a notice ("Sale Notice") in substantially the form of Exhibit A hereto no later than 10:00 A.M. (Boston, Massachusetts time) at least three (3) Business Days prior to the proposed Receivables Purchase Date. Each Sale Notice shall be by telephone, telex, telecopy, cable or other facsimile transmission (in the case of any such Sale Notice by telephone, confirmed immediately in writing) and shall specify therein
(1) the aggregate initial Capital to be funded in connection with such Receivables Purchase, (2) the relevant Receivables Purchase Date, and (3) the requested duration of the initial Purchase Period(s) for such Capital. In addition, the Seller shall attach to each such Sale Notice a list of the Receivables intended to be sold pursuant thereto, identifying each such Receivable by its Obligor and Outstanding Balance, and a notation evidencing the classification of each

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such Receivable as (I) an Eligible Receivable, and (II) a Designated Receivable
or a Non-Designated Receivable. The delivery of such Sale Notice by the Seller to EagleFunding, together with the accompanying list of Receivables intended to be sold pursuant thereto, shall be deemed to constitute the identification by the Seller of each such Receivable to EagleFunding and the Deal Agent as an Eligible Receivable.

                  (b) Consideration for Receivables Purchases. The consideration for each Receivables Purchase shall consist of the Capital funded under this EagleFunding Purchase Agreement and the obligation of the Purchaser to remit to the Seller all Collections of the Receivables so purchased and actually received by the Purchaser following the Collection Date, and to direct the Servicer and the Deal Agent to remit all Collections received by each such Person directly to the Seller, pursuant to the terms and conditions of Section 6.11(b) or Section 6.11(d), as applicable. Until the occurrence of the Collection Date, on each Business Day, the outstanding amounts of accrued Yield, Carrying Costs, or other amounts owed by (or to be paid on behalf of) the Seller under this EagleFunding Purchase Agreement shall be automatically recomputed to reflect any changes therein. The Purchased Interests shall become zero at such time, after the Termination Date, as EagleFunding shall have recovered the aggregate outstanding Capital and each of EagleFunding and the Deal Agent shall have received all other amounts payable to EagleFunding and the Deal Agent, respectively, pursuant to this EagleFunding Purchase Agreement and the Seller has received payment of the amount of all Collections received by the Purchaser or the Deal Agent following the Collection Date. EagleFunding shall remit, and shall direct each of the Servicer and the Deal Agent to remit, in consideration of the sale of the Purchased Interests, from and after the Collection Date, to the Seller, all proceeds of Collections in respect of the Purchased Interests; provided that, from and after the date following the Collection Date that the Outstanding Balance of the Purchased Receivables is less than or equal to 10% of the Outstanding Balance of the Purchased Receivables as of the Termination Date, the Deal Agent may, in lieu of continuing to make such remittances on behalf of the Purchaser, by at least three (3) Business Days' prior written notice to the Seller, reassign to the Seller all of EagleFunding's right, title and interest in and to the Purchased Assets in full satisfaction of the obligation of the Purchaser to remit and direct each of the Deal Agent and the Servicer to remit all Collections received following the Collection Date. It is expressly understood and agreed that the Purchaser's and the Deal Agent's obligations to remit all Collections received by each such Person, respectively, following the Collection Date shall be limited solely to Collections and other proceeds of the Purchased Interests actually received by

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each such Person, respectively, and that none of EagleFunding, the Deal Agent nor any Liquidity Provider shall have any personal liability for the payment of the amount of any such Collections.

                  (c) Selection of Purchase Periods. Promptly upon receiving each Sale Notice, the Deal Agent shall, following its review of the Seller's request set forth therein with respect to the initial Purchase Period(s) for Capital to be funded in connection with such Sale Notice, select Purchase Periods for all increases in outstanding Capital so that all outstanding Capital is at all times allocated to a Purchase Period (it being understood that if the Seller does not propose a specific Purchase Period, the Deal Agent shall select such Purchase Period in its discretion). The Purchase Period for any Capital shall be specified in the Sale Notice described in subsection (a) hereof. At least one Business Day prior to the last day of each Purchase Period for any Capital allocated to such Purchase Period, the Seller shall request new Purchase Periods for such Capital; provided that, in the case of any Purchase Period for Capital for which Yield is to be determined by reference to the Eurodollar Rate, such request shall be given not later than 10:00 A.M. (Boston, Massachusetts time) at least three (3) Business Days prior to the last day of the relevant preceding Purchase Period. The Deal Agent shall, on the date of any Receivables Purchase hereunder and, so long as any Capital related to such Receivables Purchase is outstanding, on the first day of each successive Purchase Period for such Capital, notify the Seller of the duration of the relevant Purchase Period and the Yield which will be applicable to the Capital during such Purchase Period. Any Purchase Period that commences before the Termination Date and would otherwise end on a date occurring after the Termination Date shall end on the Termination Date and the duration of any Purchase Period that commences on or after the Termination Date shall be of such duration as shall be selected by the Deal Agent in its discretion. In addition, if a CP Disruption shall have occurred and be continuing, EagleFunding, or the Deal Agent on its behalf, may, upon notice to the Originator and the Seller, terminate any Purchase Period then in effect if EagleFunding has funded the Capital allocated to such Purchase Period by issuing Commercial Paper. All outstanding Capital shall be assigned a Purchase Period at all times, which Purchase Periods will be limited as set forth in the definition thereof.

                  (d) Funding. EagleFunding shall, before 3:00 P.M. (Boston, Massachusetts time) on the proposed Receivables Purchase Date of each Receivables Purchase, subject to the applicable conditions set forth in Article IV, make available to the Seller a wire transfer of such funds to the Seller in accordance with the Seller's written wire transfer instructions.


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                  SECTION 2.03. Reduction of Purchase Limit. The Seller shall have the right, at any time upon at least three (3) Business Days' notice to EagleFunding, to terminate in whole or reduce in part the unused portion of the Purchase Limit in a minimum amount of $5,000,000 and increments of $5,000,000 in excess thereof; provided, that in no event shall the Purchase Limit be reduced to less than the amount of Capital then outstanding. Any such termination shall be without premium or penalty of any kind, except for any indemnification which may be owed in connection with such termination pursuant to Section 2.06 and
Section 8.01.

                  SECTION 2.04.  Settlement Procedures.

                  (a) Any Collections of Purchased Receivables received (or deemed to have been received) by the Seller shall be remitted directly to EagleFunding by depositing such Collections in the Lock-Box Account within one Business Day of Seller's receipt (or deemed receipt) thereof. On each Payment Date, the Seller shall pay to EagleFunding Yield on all outstanding Capital the Purchase Period for which ends on such date.

                  (b) On each Settlement Date to occur prior to the Designated Termination Date, the Seller shall either:

                  (i) at any time prior to the occurrence of the Termination Date (other than the Designated Termination Date), sell additional Receivables hereunder in accordance with the procedures and subject to the conditions set forth in Section 2.01 such that, immediately following such Receivables Purchase, the Capital Limit equals or exceeds outstanding Capital, in which event the Deal Agent shall, subject to the order of priority set forth in Section 6.11(b), remit the Collections so set aside pursuant to Section 6.11 to the Seller in consideration of the purchase price for such Receivables Purchase; or

                  (ii) out of the Collections set aside pursuant to Section 6.11, direct the Deal Agent to remit, subject to the order of priority set forth in Section 6.11, an amount of such Collections to be applied toward the reduction of outstanding Capital such that, following the application of such Collections to outstanding Capital, the Capital Limit equals or exceeds the outstanding Capital.

                  (c) On each Payment Date from and after the Designated Termination Date, the Seller shall direct the Deal Agent, for the benefit of EagleFunding, to distribute for application toward the

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reduction of outstanding Capital, all Collections so set aside but not to exceed the sum of (i) the Capital allocated to such Purchase Period, (ii) all accrued and unpaid Yield thereon, and (iii) the aggregate of all other amounts owed hereunder by the Seller to EagleFunding and/or the Deal Agent, all as more fully set forth in Section 6.11.

                  (d) If on any day the Outstanding Balance of any Purchased Receivable is either (i) reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise, any defective or rejected services, any cash discount or any other adjustment made or performed by the Seller or any other Person (including, without limitation, those described in the definition of "Dilution Factors"), or (ii) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller or any other Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of such reduction, cancellation or adjustment. If on any day any of the representations or warranties in Section 4.01(g) is no longer true with respect to a Purchased Receivable or if the Seller has breached its obligations under
Section 5.01(j), then the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable: (x) if such representation, warranty or covenant relates to the non-existence of any Adverse Claims, the Seller shall be deemed to have received a Collection of such Purchased Receivable in the dollar amount of the Adverse Claims attaching thereto and (y) if such representation or warranty relates to the validity or perfection of the transfer of such Purchased Receivable under this EagleFunding Purchase Agreement or the perfection of EagleFunding's security interest in any Equipment as against the Obligor thereunder, then the Seller be deemed to have received a Collection of such Purchased Receivable in an amount equal to the Outstanding Balance thereof. To the extent that any such deemed Collection reduces the Outstanding Balance of such Purchased Receivable to zero, then, upon the Seller's payment to the Deal Agent of such deemed Collection, the Deal Agent shall re-assign to the Seller all of its right, title and interest in and to the relevant Purchased Receivable, the Contract under which such Purchased Receivable arose and the Related Security relating thereto.

                  (e) Although the Originator, the Seller and EagleFunding agree that the Originator shall have no right to so terminate, reject or not assume a Contract, if the Originator in its capacity as Servicer (or its successor in interest, including a trustee appointed under the Bankruptcy Code) terminates, rejects or does not assume a Contract, in whole or in part, prior

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to the expiration of the original term of such Contract, whether such rejection, termination or non-assumption is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code), then (i) the Seller shall be deemed to have received Collections with respect to Purchased Receivables arising under such Contract in an amount equal to (A) in the event of a prepayment or termination of a Contract consented to by the Originator at the Obligor's request, the excess, if any, of the Termination Amount over all amounts paid by the Obligor on account of such termination or (B) in the event of any other rejection, termination or non-assumption, the amount of the Outstanding Balance thereof that has not been, or may not be paid as a result of such rejection, termination or non-assumption. Upon the Seller's payment of any such deemed Collections described in this Section 2.04(e), the Deal Agent shall re-assign to the Seller all of its right, title and interest in and to the relevant Purchased Receivable or Purchased Receivables, the Contracts under which such Purchased Receivable(s) arose and the Related Security relating thereto.

                  SECTION 2.05. Payments and Computations, Etc. All amounts to be paid or deposited by the Seller hereunder shall be paid or deposited by the Seller in immediately available funds to EagleFunding not later than 1:00 P.M. (Boston, Massachusetts time) on the date on which payable. Payments received by EagleFunding after such time shall be deemed to have been received on the next Business Day. All payments by the Seller under this EagleFunding Purchase Agreement shall be made without setoff, deduction or counterclaim and the Seller agrees to pay on demand any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this EagleFunding Purchase Agreement. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next applicable Business Day and interest shall be payable at the applicable rate during such extension; provided, that if such extension would be inconsistent with one of the provisions set forth in the definition of "Purchase Period", then such provision shall control.

                  SECTION 2.06. Compensation. The Seller shall compensate EagleFunding, upon its written request, for all losses, expenses and liabilities, including, without limitation, any indemnification payments owed by EagleFunding pursuant to the Liquidity Agreement, on account of any liquidation or reemployment of deposits or other funds acquired by such party to make, fund or maintain Capital hereunder, (i) if for any reason a

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
Receivables Purchase does not occur on a date specified therefor in the Sale Notice; (ii) if for any reason any payment, prepayment or conversion of any Capital occurs on a date which is not the last day of the Purchase Period for such Capital or (iii) as a consequence of any required conversion of any Eurodollar Rate Advance prior to the last day of the Purchase Period for the relevant Capital. Any request for compensation under this Section 2.06 shall be accompanied by a copy of a statement from EagleFunding setting forth in reasonable detail the basis for requesting compensation and the determination of the amount thereof in such statement shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.07. Dividing or Combining of Capital and Purchase Periods. The Seller may, on notice to and with the consent of the Deal Agent received at least one Business Day prior to the last day of any Purchase Period, either (a) divide such Capital so as to allocate such Capital to two or more Purchase Periods, or (b) combine such Capital with other Capital originating on such last day or having Purchase Periods ending on such last day so as to allocate all such Capital to a single Purchase Period. On and after the Termination Date, the Deal Agent shall have the right to divide and/or combine Capital for purposes of allocation to Purchase Periods in any manner which it may select in its sole discretion.

                  SECTION 2.08.  Increased Costs, Capital Adequacy.

                  (a) If, after the date hereof due to either (i) the introduction of or any change in or to the interpretation of any law or regulation by the governmental authority that promulgated or administers compliance with such law or regulation (other than laws or regulations with respect to income taxes or any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Percentage) or (ii) the compliance with any guideline or request from any central bank or other governmental authority or similar agency (whether or not having the force of law), and taking into account the obligations of the Liquidity Providers under the Liquidity Agreement and otherwise in connection with EagleFunding's asset-supported financing business, any reserve or deposit or similar requirement shall be imposed, modified or deemed applicable or, any basis of taxation shall be changed or any other condition shall be imposed, and there shall be any increase in the cost to EagleFunding (either directly or indirectly through any increase in the costs to the Liquidity Providers) of making, funding, or maintaining Receivables Purchases or in the cost to EagleFunding of agreeing to make, fund, or maintain Receivables Purchases (including the reduction of any sum received or Receivable hereunder), then the Seller shall from time to time, upon demand by EagleFunding by the submission of the certificate described below, pay to EagleFunding additional amounts sufficient to compensate EagleFunding for such increased cost. A certificate setting forth in reasonable detail the amount of such increased cost submitted to the Seller by EagleFunding shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If EagleFunding or any Liquidity Provider determines that compliance with any law or regulation or any guideline or request or any written interpretation from any central bank or other governmental authority or similar agency (whether or not having the force of law) which is introduced, implemented or received by EagleFunding or such Liquidity Provider after the date hereof, affects or would affect capital adequacy or the amount of capital required or expected to be maintained by EagleFunding or such Liquidity Provider or any corporation controlling EagleFunding or such Liquidity Provider and that the amount of such capital is increased by or based upon the existence of this EagleFunding Purchase Agreement or upon the Advances or such Liquidity Provider's commitment to lend under the Liquidity Agreement and other commitments of that type, or has or would have the effect of reducing the rate of return on capital, then, upon demand by EagleFunding by the submission of the certificate described below, the Seller shall pay to EagleFunding, from time to time as specified by EagleFunding, additional amounts sufficient to compensate EagleFunding or such corporation in the light of such circumstances, to the extent that EagleFunding reasonably determines such increase in capital to be allocable to the Receivables Purchases or the existence of this EagleFunding Purchase Agreement or to the extent that EagleFunding owes compensation to a Liquidity Provider in respect of or on account of such events. A certificate setting forth in reasonable detail such amounts submitted to the Seller by EagleFunding shall be conclusive and binding for all purposes, absent manifest error.

                  (c) In the event that EagleFunding requests compensation for increased costs on behalf of any Liquidity Provider under this Section 2.08 and such increased costs are not being requested by the other Liquidity Providers generally or, if only one Liquidity Provider exists, by EagleFunding's liquidity providers for similar transactions, then EagleFunding shall, promptly following identification by the Seller of an "Eligible Assignee" (as defined in the Liquidity Agreement) willing to accept such commitment, cause the Liquidity Provider requesting such increased costs to assign its outstanding Advances and commitments under the Liquidity Agreement to such Eligible Assignee, all as more particularly described in Section 8.06(g) of the Liquidity Agreement.

                  SECTION 2.09. Taxes. (a) All payments made by the Seller under this EagleFunding Purchase Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority having taxing authority, excluding net income taxes and franchise taxes (imposed in lieu of income taxes) imposed on EagleFunding, as a result of any present or former connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and EagleFunding (excluding a connection arising solely from EagleFunding having executed, delivered or performed its obligations or received a payment under, or enforced, this EagleFunding Purchase Agreement) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable by the Seller, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.09), EagleFunding receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller shall make such deductions, and (iii) the Seller shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Seller agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this EagleFunding Purchase Agreement (hereinafter "Other Taxes").

                  (c) The Seller will indemnify EagleFunding for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.09) paid by EagleFunding and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Whenever any Taxes are payable by the Seller, as promptly as possible thereafter the Seller shall send to EagleFunding, a certified copy of an original official receipt received by the Seller showing payment thereof. If the Seller fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to EagleFunding the required receipts or other required documentary evidence, the Seller shall indemnify EagleFunding for any incremental Taxes, interest or penalties that EagleFunding is legally required to pay as a result of any such failure. The agreements in this subsection shall survive the termination of this EagleFunding
Purchase Agreement.

                  (d) If, under the terms of the Liquidity Agreement, EagleFunding is required to compensate any Liquidity Providers in respect of taxes under circumstances similar to those described in this Section 2.09, then immediately upon demand by EagleFunding, the Seller shall pay to EagleFunding such additional amount or amounts as may be necessary to pay such Liquidity Providers the amounts so due or otherwise reimburse EagleFunding for any such amounts paid by it.

                  SECTION 2.10. Fees. In further consideration of the Receivables Purchases to be made hereunder, the Seller agrees to pay to the Deal Agent and EagleFunding all fees specified in the Fee Letter of even date herewith, which fees will be due and payable at the times and in the manner set forth in such Fee Letter.

                  SECTION 2.11. Grant of Security Interest in Equipment Collateral. (a) As security for the payment and performance of all the obligations of the Seller hereunder and as additional enhancement to enable EagleFunding and the Liquidity Providers to fully recover Capital and accrued and unpaid Yield and fees, the Seller hereby grants to the Deal Agent, for the benefit of EagleFunding and the Liquidity Providers, a security interest in all of the Seller's right, title and interest in and to the following, whether now owned or hereafter acquired and whether now existing or hereafter arising (the "Equipment Collateral"): all Equipment which is the subject of a Contract for any Purchased Receivable and substitutions therefor and products and proceeds thereof, including, without limitation, all payments under insurance (whether or not the Deal Agent is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

                  (b) The Seller shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action (including, without limitation, the execution and filing of such financing or continuation statements, or amendments thereto and assignments thereof), that may reasonably be necessary or desirable, or that the Deal Agent may request, in order to perfect and protect any security interest granted or purported to be granted to the Deal Agent hereunder or to enable the Deal Agent to exercise and enforce its rights and remedies hereunder with respect to any Equipment Collateral. The Seller hereby authorizes the Deal Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any part of the Equipment Collateral now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of the EagleFunding Purchase Agreement of any financing statement covering the Equipment Collateral or any part thereof shall be sufficient as a financing statement.


                                   ARTICLE III

                             CONDITIONS OF PURCHASES

                  SECTION 3.01. Conditions Precedent to Initial Receivables Purchase. The agreement of EagleFunding to make a Receivables Purchase on the occasion of the initial Receivables Purchase Date hereunder is subject to satisfaction of the following conditions precedent:

         (a) EagleFunding shall have received, on or before the initial Receivables Purchase Date, all of the following, each fully executed and in form and substance satisfactory to EagleFunding:

                   (i)  This EagleFunding Purchase Agreement;

                  (ii)  each of the Lock-Box Agreements;

                  (iii) A copy of the resolutions of the Board of Directors of the Seller approving the Originator Purchase Agreement, this EagleFunding Purchase Agreement, the other Facility Documents to which it is a party and all other documents and instruments to be delivered hereunder or thereunder by the Seller, certified by its Secretary or Assistant Secretary;

                  (iv) A certificate of the Secretary or an Assist ant Secretary of the Seller certifying (A) the names and true signatures of the officers of the Seller authorized to sign this EagleFunding Purchase Agreement and the other documents and instruments to be delivered by the Seller pursuant hereto or thereto (on which certificate EagleFunding may conclusively rely until such time as EagleFunding shall receive from the Seller a revised certificate meeting the requirements of this subsection (iv)) and (B) a true and complete copy of the By-laws of the Seller;

                  (v) A certificate executed by an officer of the Seller certifying that as of the initial Receivables Purchase Date, all of the representations and warranties contained in Article IV hereof are true and accurate in all material respects with the same force and effect as though such representations and warranties had been made as of such time;

                  (vi)  The Certificate of Incorporation of the
         Seller, certified by the Secretary of State of Delaware;

                  (vii) Good Standing Certificates for the Seller issued by the Secretaries of State of the State of Delaware and The Commonwealth of Massachusetts;

                  (viii) Certificates executed by an officer of the Seller and the Originator relating to solvency;

                  (ix) An opinion of Hill & Barlow, counsel to the Seller and the Originator, in substantially the form of Exhibit B and as to such other matters as EagleFunding may reasonably request;

                  (x) An opinion of Hill & Barlow, counsel to the Seller and the Originator, in form and substance reasonably satisfactory to the Deal Agent, to the effect that, in the event of any Insolvency Proceeding filed by or against the Originator, the Transferred Assets would not be treated as property of the Originator's estate and that the Seller's assets and liabilities would not be substantively consolidated with those of the Originator;

                  (xi) Acknowledgment copies of proper UCC-1 Financing Statements executed by the Originator and by the Seller, as may be necessary or, in the opinion of the Deal Agent, desirable under the UCC of all appropriate jurisdictions, or any comparable law to perfect the Deal Agent's interests in all Purchased Receivables, Contracts and Related Security in which an interest may be acquired hereunder;

                  (xii) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Purchaser), dated a date reasonably near to the date hereof, listing all effective financing statements which name the Originator or the Seller (under its present name and any previous names) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection (xi) of this Section 3.01, together with copies of such financing statements;

                  (xiii) An Officer's Certificate in the form of Exhibit C, executed by the President or the Treasurer of the Seller;

                  (xiv) Original copies of the Originator Purchase Agreement, and all documents described in Section 3.01 of the Originator Purchase Agreement and not otherwise described above;

                  (xv)  The Fee Letter;

                  (xvi)  The Liquidity Agreement; and

                  (xvii)  The Liquidity Security Agreement;

         (b) All fees and expenses due and owing as of the initial Receivables Purchase Date under the Fee Letter (including, without limitation, the Structuring Fee) shall have been paid;

         (c) Any existing Adverse Claims on the Transferred Assets shall have been released;

         (d) A copy of the resolutions of BSI's credit committee approving this EagleFunding Purchase Agreement, the other Facility Documents and the other transactions contemplated hereby and thereby; and

         (e) Each of the Deal Agent and EagleFunding shall have received such other approvals or documents as it may reasonably request.

                  SECTION 3.02. Conditions Precedent to Each Receivables Purchase. The agreement of EagleFunding to make a Receivables Purchase on the occasion of each Receivables Purchase Date (including the initial Receivables Purchase) shall be subject (i) to EagleFunding's receipt of (A) a Settlement Statement for the most recent calendar month then ended, (B) a notice from the Custodian in substantially the form of Exhibit A to the Custodial Agreement confirming that the Custodian has received the Contract Files required to be delivered to it pursuant to Section 6.04(b) hereof and (C) such other approvals or documents as EagleFunding may reasonably request, (ii) to the satisfaction of the obligations of the Seller under Section 5.01(n) of this EagleFunding Purchase Agreement, and (iii) to the condition precedent that on the Receivables Purchase Date of such Receivables Purchase, before and after giving effect to such Receivables Purchase and to the application of the proceeds therefrom, the following statements shall be true (and each of the giving of the applicable Sale Notice and the acceptance by the Seller of the proceeds of such Receivables Purchase shall constitute a representation and warranty by the Seller that on the Receivables Purchase Date of such Receivables Purchase, before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

                  (a) the representations and warranties contained in Article IV hereof and all representations and warranties of the Originator in the Originator Purchase Agreement are true and accurate as of the Receivables Purchase Date in all material respects with the same force and effect as though such representations and warranties had been made as of such time;

                  (b) no event has occurred and is continuing, or would result from such Receivables Purchase, which constitutes an Event of Termination or an Unmatured Event of Termination or a Wind-Down Event or Unmatured Wind-Down Event;

                  (c) the outstanding amount of all Capital after giving effect to such Receivables Purchase shall be equal to or less than the Capital Limit; and

                  (d) the proceeds of such Receivables Purchase shall be used to fund a Purchase of Transferred Assets under the Originator Purchase Agreement to occur simultaneously with such Receivables Purchase and all conditions to such Purchase under the Originator Purchase Agreement on such date have been satisfied or waived.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Seller. The Seller represents and warrants to EagleFunding that:

                  (a) Due Incorporation and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Seller is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified or where the ownership of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not materially adversely affect (i) the collectibility of the Purchased Interests,
(ii) the collectibility of any Receivable, (iii) the business, properties, operations, prospects, profits or condition (financial or otherwise) of the Seller or (iv) the ability of the Seller to perform its obligations hereunder and under the other Facility Documents to which it is a party.

                  (b) Due Authorization and No Conflict. The execution, delivery and performance by the Seller of this EagleFunding Purchase Agreement and all other Facility Documents and the transactions contemplated hereby and thereby, including the acquisition of the Transferred Assets under the Originator Purchase Agreement and the purchases contemplated hereunder, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws, (ii) any law, rule or regulation applicable to the Seller, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Seller or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This EagleFunding Purchase Agreement and the other Facility Documents to which the Seller is a party have been duly executed and delivered on behalf of the Seller.

                  (c) Governmental and Other Consents. Except for the filing of financing statements pursuant to the UCC required to perfect the security interests granted hereunder or under the other Facility Documents and except for consents under certain contractual agreements which have been obtained, no authorization, consent, approval or other action by, and no registration, qualification, designation, declaration, notice to or filing with, any governmental authority or other Person is or will be necessary in connection with the execution and delivery of this EagleFunding Purchase Agreement or any other Facility Document to which the Seller is a party or any of the other documents contemplated hereby or thereby, consummation of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof.

                  (d) Enforceability of Facility Documents. This EagleFunding Purchase Agreement and each of the other Facility Documents to which the Seller is a party have been duly and validly executed and delivered by the Seller and constitute the legal, valid and binding obligation of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and by equitable principles.

                  (e) No Litigation. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of the Seller, threatened against or affecting the Seller or any property or rights of the Seller which purport to challenge the legality, validity or enforceability of this EagleFunding Purchase Agreement or any other Facility Document or which may materially impair the ability of the Seller to carry on business substantially as now being conducted or which may materially adversely affect the condition (financial or otherwise), operations or properties of the Seller.

                  (f) Use of Proceeds. No proceeds of any Receivables Purchase will be used by the Seller other than to fund a Purchase of Transferred Assets from the Originator except that the Seller may net from the Purchase Price paid to the Originator reasonable and necessary amounts for the funding of its operating expenses.

                  (g) Valid Title and Perfected Interest. Each Receivable, together with the Contract related thereto, is owned by the Seller free and clear of any Adverse Claim except as provided herein and, upon the making of each Receivables Purchase, EagleFunding shall acquire a valid and perfected first priority undivided percentage ownership interest, to the extent of the Purchased Interests, in each Purchased Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim except as provided hereunder or under the Liquidity Agreement or the Liquidity Security Agreement (except that the Deal Agent will not have a perfected security interest in any Collateral constituting Equipment which is owned by the Seller and located in a State other than The Commonwealth of Massachusetts); and no effective financing statement or other instrument similar in effect covering any Purchased Receivable or the Related Security or Collections with respect thereto shall at any time be filed except in favor of the Deal Agent in accordance with this EagleFunding Purchase Agreement.

                  (h) Accuracy of Information. All certificates, reports, financial statements and similar writings furnished by or on behalf of the Seller to EagleFunding or the Deal Agent at any time pursuant to any requirement of, or in response to any written request of any such party under, this EagleFunding Purchase Agreement or any other Facility Document or any transaction contemplated hereby or thereby, have been, and all such certificates, reports, financial statements and similar writings hereafter furnished by the Seller to such parties will be, true and accurate in every respect material to the transactions contemplated hereby on the date as of which any such certificate, report, financial statement or similar writing was or will be delivered, and shall not omit to state any material facts or any facts necessary to make the statements contained therein not materially misleading.

                  (i) Governmental Regulations. The Seller is not an "investment company" or a company controlled by an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or otherwise subject to any other federal or state statute or regulation limiting its ability to incur indebtedness.

                  (j) Margin Regulations. The Seller is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation G, T, U or X). No part of the proceeds of any Receivables Purchase has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X.

                  (k) Location of Chief Executive Office and Records. The chief place of business and chief executive office of the Seller are located at the address referred to in Exhibit D hereof and the locations of the offices where the Seller keeps all the Records are listed on Exhibit D (or at such other locations, notified to the Deal Agent in accordance with Section 5.01(f), in jurisdictions where all action required by Section 6.04 has been taken and completed).

                  (l) Lock-Box Accounts. Each Obligor under a Contract has, within one month of the date of Purchase of such Contract, been instructed to remit payment on the Purchased Receivables to a Post Office Box for remittance to a Lock-Box Account or directly to a Lock-Box Account substantially in the form of Exhibit G to the Originator Purchase Agreement. From and after the initial Purchase Date, the Originator will have no right, title and/or interest to any of the Lock-Box Accounts and will maintain no lock-box accounts in its own name for the collection of such Receivables. The Seller has caused the Originator to deliver to the Deal Agent a duplicate key to each Post Office Box and has filed a standing delivery order with the United States Postal Service authorizing the Deal Agent to receive mail delivered to each such Post Office Box. The account numbers of all Lock-Box Accounts, together with the names and addresses of all the Lock-Box Banks maintaining such Lock-Box Accounts and the related Post Office Boxes, are specified in Exhibit H to the Originator Purchase Agreement. The Seller has no other Lock-Box Accounts for the collection of the Transferred Assets except for the Lock-Box Accounts.

                  (m) No Trade Names. The Seller has no trade names, fictitious names, assumed names or "doing business as" names.

                  (n) Separate Identity. The Seller is operated as an entity separate from the Originator and each other Subsidiary of the Originator and (i) has its own board of directors, (ii) has at least one director who is reasonably acceptable to EagleFunding and who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer or supplier of the Originator nor a relative of any thereof, nor a trustee in bankruptcy for any Affiliate of the Originator, (iii) maintains its assets in a manner which facilitates their identification and segregation from those of its Affiliates, and has a separate telephone number from that of the Originator or any Subsidiary of the Originator, (iv) has all office furniture, fixtures and equipment necessary to operate its business and such furniture, fixtures and equipment are either owned by the Seller or leased pursuant to written leases,
(v) conducts all intercompany transactions with the Originator and each other Subsidiary of the Originator on terms which the Seller reasonably believes to be on an arm's-length basis, (vi) has not guaranteed any obligation of the Originator or any other Subsidiary of the Originator, nor has it had any of its obligations guaranteed by any such entities and has not held itself out as responsible for debts of any such entity or for the decisions or actions with respect to the business and affairs of any such entity, (vii) has not, except as otherwise expressly acknowledged under the Facility Documents, permitted the commingling or pooling of its funds or other assets with the assets of the Originator or any other Affiliate, (viii) has separate deposit and other bank accounts to which neither the Originator nor any other Affiliate has any access and does not at any time pool any of its funds with those of the Originator or any such Affiliate, (ix) maintains financial records which are separate from those of the Originator and each other Subsidiary of the Originator, (x) compensates all employees, consultants and agents, or reimburses the Originator, from the Seller's own funds, for services provided to the Seller by such employees, consultants and agents, (xi) has agreed with the Originator to allocate among themselves shared corporate operating services and expenses which are not reflected in the Servicing Fee (including, without limitation, the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered, (xii) pays directly for its own account for accounting and payroll services, rent, lease and other expenses and does not have such operating expenses paid by the Originator or any other Subsidiary of the Originator, (xiii) conducts all of its business (whether in writing or orally) solely in its own name, (xiv) is not, directly or indirectly, named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of the Originator or any other Subsidiary of the Originator and has entered into no agreement to be named as such a beneficiary or payee, (xv) acknowledges that EagleFunding, the Deal Agent and the Liquidity Providers are entering into the transactions contemplated by this EagleFunding Purchase Agreement and the other Facility Documents in reliance on the Seller's identity as a separate legal entity from the Originator and each other Subsidiary of the Originator, and (xvi) practices and adheres to corporate formalities such as complying with its By-laws and corporate resolutions and the holding of regularly scheduled board of directors meetings.

                  (o) Subsidiaries. The Seller has no Subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

                  (p) Facility Documents. The Originator Purchase Agreement is the only agreement pursuant to which the Seller purchases Receivables or other Transferred Assets. The Seller has furnished to EagleFunding true, correct and complete copies of each Facility Document to which the Seller is a party, each of which is in full force and effect. Neither the Seller nor any Affiliate thereof is in default of any of its obligations thereunder in any material respect. Upon the Purchase of each Receivable pursuant to the Originator Purchase Agreement, the Seller shall be the lawful owner of, and have good title to, such Receivable and all Transferred Assets relating thereto, free and clear of any Adverse Claims. All such Transferred Assets are purchased without recourse to the Originator except as described in the Originator Purchase Agreement. The Purchases of the Transferred Assets by the Seller constitute valid and true sales and transfers for consideration (and not merely a pledge of such Transferred Assets for security purposes), enforceable against creditors of the Originator and no Transferred Assets shall constitute property of the Originator.

                  (q) Business. Since its incorporation, the Seller has conducted no business other than the execution, delivery and performance of the Facility Documents contemplated hereby, the purchase of Transferred Assets thereunder, and such other activities as are incidental to the foregoing. The Seller has incurred no Indebtedness except that expressly incurred hereunder and under the other Facility Documents.

                  (r) Ownership of the Seller. One hundred percent (100%) of the outstanding capital stock of the Seller is directly owned (both beneficially and of record) by HPSC. Such stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire capital stock from the Seller.

                  (s) Taxes. The Seller has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller has set aside adequate reserves on its books in accordance with GAAP and which proceedings have not given rise to any Adverse Claim.

                  (t) Solvency. The Seller, both prior to and after giving effect to the initial Purchase on the initial Purchase Date, and after giving effect to each subsequent Purchase, (i) is not "insolvent" (as such term is defined in Section 101(31)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

                  (u) Diversification. After giving effect to the initial Receivables Purchase on the initial Receivables Purchase Date, the number of Contracts and the number of Obligors associated with the Purchased Receivables shall equal or exceed 100, and, commencing no later than 120 days after the initial Receivables Purchase, such number shall equal or exceed 300.

                  (v) Software. Each of (i) the Seller, (ii) the Servicer and
(iii) the Deal Agent has the right (whether by license, sublicense or assignment) to use all of the computer software used by the Servicer and/or the Originator to account for the Purchased Interests to the extent necessary to administer the Purchased Interests, and, in the case of the Seller and the Servicer, to assign (by way of sale or collateral pledge) or sublicense such rights to use all of such software to the Deal Agent.


                                    ARTICLE V

                                GENERAL COVENANTS

                  SECTION 5.01. Affirmative Covenants of the Seller. From the initial Receivables Purchase Date until the later of the Termination Date or the Collection Date, the Seller shall, unless the Deal Agent shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and related Contracts.

                  (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction except where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would not materially adversely affect (i) the collectibility of the Purchased Interests, (ii) the collectibility of any Receivable, (iii) the business, properties, operations, prospects, profits or condition (financial or otherwise) condition of the Seller or (iv) the ability of the Seller to perform its obligations hereunder and under the other Facility Documents to which it is a party.

                  (c) Audits. At any time and from time to time upon prior written notice to the Seller during regular business hours and on a quarterly basis if requested, permit the Deal Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records, and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters. Each such audit shall be at the sole expense of the Seller (subject to the Seller's right under the Originator Purchase Agreement to recover such expenses from the Originator).

                  (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all collections of and adjustments to each Purchased Receivable).

                  (e) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply, and cause the Originator to comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it or the Originator under the Contracts.

                  (f) Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the address of the Seller referred to in Section 4.01(k), or, in any such case, upon 30 days' prior written notice to the Deal Agent, at such other locations within the United States where all action required by Section 6.04 shall have been taken and completed.

                  (g) Credit and Collection Policies. Comply in all material respects with the Credit and Collection Policy in regard to each Purchased Receivable and the related Contract.

                  (h) Collections. Instruct all Obligors to cause all Collections to be deposited directly to a Post Office Box or Lock-Box Account, and if the Seller shall receive any Collections, the Seller shall hold such Collections in trust for the benefit of the Deal Agent and deposit such Collections into a Lock-Box Account or the Collection Account within one Business Day following Seller's receipt thereof.

                  (i) Compliance with ERISA. Comply in all material respects with the provisions of ERISA, the IRC, and all other applicable laws, and the regulations and interpretations thereunder.

                  (j) Perfected Security Interest under Contracts. Take such action with respect to each Purchased Receivable as is necessary to ensure that the Seller maintains, as against the Obligor thereunder, a perfected first priority security interest in any Equipment relating thereto free and clear of Adverse Claims or, in the case of any Lease, to ensure that the Seller would maintain such a perfected first priority security interest in the event that a court or other Person were to determine that such Lease purported to transfer to the Obligor an ownership (rather than a leasehold) interest in the Equipment subject thereto (in each such case, including, without limitation, the filing of a continuation statement with respect to a financing statement originally filed under the UCC of any appropriate jurisdiction prior to the date on which the effectiveness of such financing statement would lapse under the UCC of such jurisdiction); provided, that the Seller shall not be required to file financing statements or to maintain the effectiveness of previously filed financing statements with respect to any Eligible Receivables the Outstanding Balance of which originally is or has thereafter been reduced below $5,000, respectively, so long as the aggregate Outstanding Balance of Receivables hereunder for which no such financing statements are in effect at any time remains less than 10.0% of the Discounted Eligible Receivables Balance hereunder; provided that such ten percent limitation shall not apply from and after the Termination Date unless and to the extent that the Deal Agent specifically requests otherwise.

              (k) Maintenance of Insurance. Maintain, or cause the Originator or each Obligor to maintain, with respect to the Contracts and the Equipment related thereto, casualty and general liability insurance which provide at least the same coverage as a fire and extended coverage insurance policy as is comparable for other companies in related businesses. Such insurance policies (and self-insurance where permitted) shall be maintained in an amount which is not less than the aggregate Discounted Value of the Purchased Receivables hereunder arising under the relevant Contracts hereunder. Each such casualty and liability policy if maintained by an Obligor, shall name the Originator or the Seller as loss payee and additional insured, and the Originator shall have assigned any such interest to the Seller. The Seller shall remit, or shall cause to be remitted, the proceeds of any such insurance policy to a Lock-Box Account or the Collection Account.

              (l) Separate Identity. Take all actions required to maintain the Seller's status as a separate legal entity. Without limiting the foregoing, the Seller shall:

              (i) conduct all of its business, and make all communications to third parties (including all invoices (if any), letters, checks and other instruments) solely in its own name (and not as a division of any other Person), and require that its employees, if any, when conducting its business identify themselves as such and not as employees of any other Affiliate of the Seller (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees);

              (ii) compensate all employees, consultants and agents directly or indirectly through reimbursement of the Originator each calendar quarter, from the Seller's bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any Affiliate of the Seller, allocate the compensation of such employee, consultant or agent between the Seller and such Affiliate on a basis which reflects the services rendered to the Seller and such Affiliate;

              (iii) pay its own operating expenses and liabilities from its own funds, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and any

         Affiliate on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use and allocate taxes on the basis of their respective incomes in accordance with applicable federal regulations;

              (iv) at all times have at least one "Independent Director", as defined in and as required under the Seller's Certificate of Incorporation and have at least one officer responsible for managing its day-to-day business and manage such business by or under the direction of its board of directors;

              (v) maintain its books and records separate from those of any Affiliate;

              (vi) prepare its financial statements separately from those of its other Affiliates and insure that any consolidated financial statements of the Originator have notes to the effect that the Seller is a separate corporate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders and therefore to any creditors of the Originator;

              (vii) use its best efforts not to commingle its funds or other assets with those of any other Affiliate, and not to hold its assets in any manner that would create an appearance that such assets belong to any other Affiliate, and not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals;

              (viii) not permit any Affiliate to pay its operating expenses (except pursuant to allocation arrangements that comply with the requirements of subsection (ii) or (iii) of this Section 5.01(l) or pursuant to the terms of the Originator Purchase Agreement);

              (ix) not guarantee any obligation of any Affiliate nor (to the extent that the Seller has the legal power to prevent such) have any of its obligations guaranteed by any such Affiliate, (either directly or by seeking credit based on the assets of such Affiliate) or otherwise hold itself out as responsible for the debts of any Affiliate;

              (x) maintain at all times stationery and a telephone number separate from that of any Affiliate and which telephone number will be answered in its own name, and have all its officers and employees conduct all of its business solely in its own name;

              (xi) hold regular meetings of its board of directors (not less frequently than quarterly) in accordance with the provisions of its Certificate of Incorporation and otherwise take such actions as are necessary on its part to ensure that all corporate procedures required by its Certificate of Incorporation and by-laws are duly and validly taken;

              (xii) maintain a separate office from the offices of any of its Affiliates and identify such office by a sign in its own name;

              (xiii) pay dividends only if (A) no other dividend has been paid during the calendar month in which such dividend is paid, (B) such dividend has been duly authorized by its board of directors in accordance with applicable law and (C) its net worth, determined immediately after giving effect to such dividend is at least $2,000,000; and

              (xiv) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion described in Section 3.01(a)(x) remain true and correct at all times.

              (m) Taxes. File or cause to be filed, and (to the extent it has legal power to cause such) cause each of its Affiliates with whom it shares consolidated tax liability to file, all federal, state and local tax returns which are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a material adverse effect on the collectibility of the Transferred Assets or the ability of the Seller to perform its obligations hereunder or under any other Facility Document to which it is a party or which could otherwise be reasonably expected to expose the Seller to a material liability. The Seller shall pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller or the applicable subsidiary shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings could not reasonably be expected to have a material adverse effect on the collectibility of the Transferred Assets or the ability of the Seller to perform its obligations hereunder or under any other Facility Document to which it is a party or which could otherwise be reasonably expected to expose the Seller to a material liability.

              (n) Interest Rate Hedges. Concurrently with each Receivables Purchase, enter into an Interest Rate Hedge with the Swap Provider as contemplated in the definition of "Discount Rate", and transfer, assign and otherwise convey to the Deal Agent for the benefit of EagleFunding all of the Seller's rights in, to and under such Interest Rate Hedge pursuant to an Interest Rate Hedge Assignment in substantially in the form of Exhibit E hereto, together with a certificate executed by the Swap Provider in substantially the form of Exhibit A to such Interest Rate Hedge Assignment. The Seller shall thereafter maintain each such Interest Rate Hedge in full force and effect at all times until the Capital associated with such Receivables Purchase has been recovered in full by EagleFunding, based on an amortization schedule to be mutually agreed upon by the Seller and the Deal Agent which matches the expected amortization of the aggregate Purchased Receivables then outstanding and relating to such Receivables Purchase (giving effect to expected prepayments, defaults and dilutions relating thereto) and the terms of which are otherwise reasonably satisfactory to the Deal Agent. The aggregate notional amount of all such Interest Rate Hedges shall at all times be an amount equal to no less than 94% and no more than 100% of the sum of the outstanding Capital at such time. The Seller shall perform all of its obligations under the Interest Rate Hedges to the same extent as if its rights under the Interest Rate Hedges has not been assigned hereunder and shall indemnify EagleFunding against any payments by such party on account of the Seller's failure to perform its obligations under the Interest Rate Hedges. The exercise by the Deal Agent of any of its rights hereunder or under the Interest Rate Hedge Assignment shall not relieve the Seller from such obligations.

              (o) Facility Documents. Comply in all material respects with the terms of and employ the procedures outlined in and enforce the obligations of the Originator under the Originator Purchase Agreement, and all of the other Facility Documents to which it is a party, take all such action to such end as may be from time to time reasonably requested by the Deal Agent, maintain all such Facility Documents in full force and effect and make to the Originator such reasonable demands and requests for information and reports or for action as the Seller is entitled to make thereunder and as may be from time to time reasonably requested by the Deal Agent.

              (p) Segregation of Collections. Prevent the deposit into any of the Lock-Box Accounts of any funds other than Collections in respect of the Transferred Assets and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts, promptly identify any such funds to the Servicer for segregation and remittance to the owner thereof.

              (q) Diversification. Sell sufficient Receivables under this EagleFunding Purchase Agreement so that, no later than 120 days after the initial Receivables Purchase Date, the number of Contracts and the number of Obligors associated with the Purchased Receivables shall have exceeded 300.

              SECTION 5.02. Reporting Requirements of the Seller and the Servicer. From the initial Receivables Purchase Date until the later of the Termination Date or the Collection Date, unless the Deal Agent shall otherwise consent in writing,

              (a) the Seller shall furnish to the Deal Agent and to the Purchaser (and, in the case of each of clauses (i) and (ii) below, to each director of the Seller):

                   (i) as soon as available and in any event within 20 days after the end of each calendar month, a balance sheet of the Seller as of the end of such month, certified by the chief financial officer, chief accounting officer or treasurer of the Seller (which balance sheet may be included in the Settlement Report for the related month);

                   (ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Seller, a copy of the balance sheet of the Seller as of the end of such year, reported on by nationally recognized independent public accountants acceptable to the Deal Agent (the Deal Agent acknowledges that any of the "Big 6" accounting firms will be acceptable to the Deal Agent);

                   (iii) promptly upon receipt thereof, copies of (A) all annual and quarterly financial statements delivered to the Seller by the Originator pursuant to the Originator Purchase Agreement and (B) all other reports and other written information not specified above which are required to be delivered by the Originator (individually, or as Servicer) to the Seller pursuant to the terms of the Originator Purchase Agreement;

                   (iv) as soon as possible and in any event within five Business Days after the occurrence of each Event of Termination or Wind-Down Event or each Unmatured Event of Termination or Unmatured Wind-Down Event, the statement of the chief financial officer, chief accounting officer or treasurer of the Seller setting forth details of such Event of Termination, Wind-Down Event, Unmatured Event of Termination, or Unmatured Wind-Down Event, and the action which the Seller proposes to take with respect thereto;

                   (v) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Seller or any Affiliate files under ERISA with the IRS or the PBGC or the DOL or which the Seller receives from the PBGC;

                   (vi) on or before the 15th day of each month (or if such day is not a Business Day, the immediately succeeding Business Day), or at such more frequent intervals as may be required in writing by the Deal Agent to the Seller from time to time, a copy of the Settlement Report for the most recently concluded calendar month (or the last day of such shorter interval, as the case may be), which shall include a summary of the portfolio of Interest Rate Hedges as of such day;

                   (vii) promptly, from time to time, such other information, documents, records or reports respecting the Purchased Receivables or the conditions or operations, financial or otherwise, of the Seller as the Deal Agent may from time to time reasonably request in order to protect the interests of the Deal Agent or of EagleFunding under or as contemplated by this EagleFunding Purchase Agreement; and

              (b) the Servicer shall furnish to the Deal Agent and to the Purchaser, promptly upon the effectiveness thereof, any change in the Credit and Collection Policy.

              SECTION 5.03. Negative Covenants of the Seller. From the initial Receivables Purchase Date until the later of the Termination Date or the Collection Date, the Seller shall not, without the written consent of the Deal
Agent:

              (a) Sales, Liens, Etc. Against Receivables and Related Security. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon or with respect to, any Purchased Receivable, Related Security, Collections, or any related Contract, or upon or with respect to any Lock-Box Account to which any Collections of any Purchased Receivable are sent, or assign any right to receive income in respect thereof, or upon any other Transferred Asset, except that the Seller shall have no responsibility for any Adverse Claim created by an Obligor upon or with respect to any Equipment owned by such Obligor so long as such Adverse Claim is subordinate to the security interest of the Seller in such Equipment.

              (b) Extension or Amendment of Receivables. Except for actions of the Servicer otherwise permitted hereunder and in the

Originator Purchase Agreement, extend, amend or otherwise modify, the terms of any Receivable, or amend, modify or waive, any term or condition of any Contract related thereto, whether for any reason relating to a negative change in the related Obligor's creditworthiness or inability to make any payment under the related Contract or otherwise.

              (c) Change in Business or Credit and Collection Policy. Make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Transferred Asset.

              (d) Change in Payment Instructions to Obligors. Add or terminate any bank as a Lock-Box Bank from those listed in Exhibit I to the Originator Purchase Agreement or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Bank, unless the Deal Agent shall have received (i) ten Business Days' prior notice of such addition, termination or change, (ii) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank and the Seller and (y) copies of all agreements and documents signed by either the Seller or the respective Lock-Box Bank with respect to any new Lock-Box Account, and (iii) the prior written consent of the Purchaser to such addition, termination or change (which consent shall not be unreasonably withheld).

              (e) Stock, Merger, Consolidation, Etc. Sell any shares of any class of its capital stock to any Person (other than the Originator) or consolidate with or merge into or with any other corporation, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except for the conveyances of a security interest in favor of the Deal Agent as expressly permitted under the terms of this EagleFunding Purchase Agreement.

              (f) Change in Corporate Name. Make any change to its corporate name, or use any trade names, fictitious names, assumed names or "doing business as" names.

              (g) ERISA Matters. (i) Engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the DOL; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and
Section 412(a) of the IRC, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Seller or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Seller or any ERISA Affiliate under ERISA or the IRC; provided, however, the Seller's ERISA Affiliates may take or allow such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events described in clauses (i) through (iv) above so long as such events occurring within any fiscal year of the Seller, in the aggregate, involve a payment of money by or an incurrence of liability of any such ERISA Affiliate in an amount which does not exceed $500,000.

              (h) Terminate or Reject Contracts. Without limiting Section 5.03(b), terminate or reject any Contract prior to the term of such Contract, whether such rejection or early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code), unless, in the case of a Practice Finance Loan, prior to such termination or rejection, the Seller pays the Deal Agent, for the benefit of EagleFunding, an amount equal to the Termination Amount owed with respect thereto.

              (i) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except for (i) Indebtedness to EagleFunding, the Deal Agent or any Liquidity Provider expressly contemplated hereunder, (ii) ordinary course expenses (to the extent, if any, that such ordinary course expenses constitute Indebtedness) in an aggregate amount outstanding at any time not to exceed $10,000 (exclusive of taxes) and (iii) Indebtedness to the Originator pursuant to the Originator Purchase Agreement.

              (j) Guarantees. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of EagleFunding, the Deal Agent, or any Liquidity Provider as provided for under this EagleFunding Purchase Agreement.

              (k) Limitation on Transactions with Affiliates. Enter into, or be a party to any transaction with any Affiliate, except for:

              (i) the transactions contemplated by the Originator Purchase Agreement;

              (ii) transactions related to the allocation of shared overhead expenses or taxes as described in clause (iii) of Section 5.01(l); and

              (iii) to the extent not otherwise prohibited under this EagleFunding Purchase Agreement, other transactions in the nature of employment contracts and directors' fees, upon fair and reasonable terms materially no less favorable to the Seller than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

              (l) Facility Documents. Except as otherwise permitted under
Section 10.01, (a) terminate, amend or otherwise modify any Facility Document to which it is a party, or grant any waiver or consent thereunder, (b) without the prior consent of the Deal Agent, exercise any discretionary rights granted to the Seller under the Originator Purchase Agreement pursuant to provisions thereof providing for certain actions to be taken "with the consent of the Buyer", "acceptable to the Buyer" as "specified by the Buyer", "in the reasonable judgment of the Buyer" or similar provisions (it being understood that inaction by the Seller shall not be considered to be an exercise of such discretionary rights) or (c) without the prior written consent of the Deal Agent, consent to any amendment or modification of the Credit and Collection Policy.

              (m) Charter and By-Laws. Amend or otherwise modify its Certificate of Incorporation or By-laws in any manner which requires the consent of the "Independent Director" (as defined in the Seller's Certificate of Incorporation) without the prior written consent of the Deal Agent and delivery of an opinion of counsel that such amendment shall not alter the conclusions set forth in the legal opinion described in Section 3.01(a)(x).

              (n) Lines of Business. Conduct any business other than that described in Section 4.01(q), or enter into any transaction with any Person which is not contemplated by or incidental to the performance of its obligations under the Facility Documents.

              (o) Accounting Treatment. Prepare any financial statements or other statements (including any tax filings which are not consolidated with those of the Originator) which shall account for the transactions contemplated by the Originator Purchase Agreement in any manner other than as the sale of, or a capital contribution of, the Transferred Assets by the Originator to the Seller (it being understood that non-recognition of such transaction due to the application of consolidated financial reporting principles under GAAP or the filing of tax returns on a consolidated basis shall not constitute a violation of this covenant).

              (p) Limitation on Investments. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for (i) Permitted Investments, (ii) the purchase of Receivables and other Transferred Assets pursuant to the terms of the Originator Purchase Agreement and (iii) so long as the aggregate outstanding Capital hereunder is less than the Capital Limit then in effect, the acceptance of investments in exchange for Defaulted Receivables in an effort to maximize the recoveries thereon.

              (q) Fair Selection. In connection with (i) each designation of Purchased Receivables under Section 2.02 as either Designated Receivables or Non-Designated Receivables, and (ii) each repurchase of Designated Receivables pursuant to Section 8.02, select Receivables on a basis which is adverse to either of EagleFunding or the Deal Agent.




                                   ARTICLE VI

                SERVICING, ADMINISTRATION, COLLECTION AND CUSTODY

              SECTION 6.01. Designation of Servicer. The servicing, administering and collection of the Purchased Receivables and the other Purchased Interests shall be conducted by the Person (the "Servicer") designated by the Deal Agent from time to time in accordance with this Section 6.01. Until the Deal Agent gives notice to the Originator of the designation of a new Servicer, the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Deal Agent may at any time from and after the occurrence of a Servicing Termination Event, or earlier upon the written request of the Seller, designate as Servicer any other Person to succeed the Originator or any Successor Servicer, on the condition in each case that any such Person so designated shall agree to perform, and shall have assumed, the duties and obligations of the Servicer pursuant to the terms hereof (including, without limitation Section 6.09(c)). The Servicer may, with the prior written consent of EagleFunding and the Deal

Agent, subcontract with any other Person for servicing, administering or collecting the Purchased Interests, provided that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof. The Servicer shall use reasonable care in performing its duties as Servicer hereunder and, without limiting the foregoing, shall service the Purchased Receivables in accordance with the Credit and Collection Policy.

              SECTION 6.02. Duties of the Servicer. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Purchased Receivables from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, EagleFunding and the Deal Agent hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Purchased Receivables, the Related Security related thereto and the related Collections. The Servicer will at all times apply the same standards and follow the same procedures with respect to the decision to commence, and in prosecuting and litigating with respect to Purchased Receivables as it applies and follows with respect to accounts, chattel paper and instruments which are not Purchased Receivables. In no event shall the Servicer be entitled to make the Deal Agent or EagleFunding a party to any litigation without the Deal Agent's and EagleFunding's express prior written consent. The Servicer shall segregate and set aside for the account of EagleFunding all Collections of the Purchased Receivables and Related Security in accordance with Section 2.05 of the Originator Purchase Agreement and Section
6.06 hereof and shall cause all such Collections to be remitted to a Lock-Box Account and/or deposited directly into the Collection Account within one Business Day after identification thereof by the Servicer and in any event within four Business Days after the Servicer's receipt thereof. The Servicer shall promptly review all checks and other instruments returned to it by the Lock-Box Bank on account of restrictive endorsements, improper payees, incorrect amounts or for any other reason and shall not deposit any such checks or instruments in its own accounts unless it is determined to the Deal Agent's satisfaction that such amounts do not constitute Collections; any such checks or instruments which are determined to be Collections of the Purchased Receivables or Related Security related thereto shall be promptly remitted to the Lock-Box Account or the Collection Account as provided above. Provided that the Termination Date shall not have occurred, the Originator, while it is Servicer, may, in accordance with the Credit and Collection Policy, (i) amend, modify or waive any term or condition of any Contract to reflect any Permitted Extension,

(ii) adjust the Outstanding Balance of any Purchased Receivable to reflect the reductions, adjustments or cancellations described in the first sentence of
Section 2.04(d) of this EagleFunding Purchase Agreement, (iii) in the case of a Practice Finance Loan, so long as such prepayment would not cause a Wind-Down Event under this EagleFunding Purchase Agreement, and subject to the payment of any Termination Amount payable under such Contract, consent to the prepayment or early termination of a Contract, and (iv) amend, modify or waive any provision of a Delinquent Receivable or Defaulted Receivable so as to maximize the collectibility thereof (it being understood that neither the Originator nor the Seller may take any of the actions referred to in clauses (i) through (iv) above at any time (x) after the occurrence of the Termination Date, or (y) during which the Originator is not the Servicer, absent the prior consent of the Deal Agent). The Servicer shall hold in trust for the Seller and EagleFunding in accordance with their respective interests, all Records. Notwithstanding anything to the contrary contained herein, following the occurrence of a Wind-Down Event, the Deal Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is the Originator or otherwise) to commence or settle any legal action to enforce collection of any Receivable or other Transferred Asset or to foreclose upon or repossess any Related Security.

              (b) The Servicer shall, as soon as practicable following receipt, turn over to the Originator the collections of any receivable which is not a Transferred Asset, less, in the event the Originator is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such receivable.

              (c) Notwithstanding anything to the contrary contained in this EagleFunding Purchase Agreement, the Servicer, if the Deal Agent or its designee, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any receivable that is not a Purchased Receivable other than to deliver to the Seller the Collections and documents with respect to any such receivable as described in the first two sentences of Section 6.02(b) and to exercise the same degree of care with respect to Collections and documents in its possession as it would exercise with respect to its own property.

              (d) In the event the Servicer accepts in payment of any Purchased Receivable the taking or repossession of the Equipment the sale or lease of which gave rise to such Purchased Receivable, the Servicer agrees to use its reasonable efforts to resell or re-lease such Equipment for the account of EagleFunding and shall remit to the Deal Agent the gross sale proceeds thereof or, to the extent such Equipment is re-leased, shall deliver to the Deal Agent the chattel paper or other documents evidencing the rights to payment arising from such re-lease, all of which documents shall constitute Contracts and which rights to payment shall constitute Purchased Receivables, and all of which Contracts and Purchased Receivables shall constitute part of the Purchased Interests. Neither EagleFunding nor the Deal Agent shall have any obligation to take any action or commence any proceedings to realize upon any Purchased Receivable or to enforce any of its rights or remedies with respect thereto. Any moneys collected by the Servicer pursuant to this subsection 6.02(d) shall be segregated by the Servicer, held in trust by the Servicer for EagleFunding and shall be remitted to a Lock-Box Account or to the Collection Account within one Business Day after identification thereof by the Servicer and in any event within four Business Days after the Servicer's receipt thereof.

              (e) The Servicer shall maintain all books of account and other records pertaining to the Purchased Receivables and the other Purchased Interests in such form as will enable EagleFunding or its designees to determine at any time the status thereof. The Servicer will permit EagleFunding, the Deal Agent and any Person designated by EagleFunding or the Deal Agent, during regular business hours, to inspect, audit, check and make abstracts from all books, accounts, records, or other papers pertaining to such Purchased Interests. From time to time, at the request of EagleFunding or the Deal Agent, the Servicer, at its own expense, will (i) deliver to EagleFunding and the Deal Agent and any Person designated by EagleFunding or the Deal Agent any records and invoices pertaining to the Purchased Interests and evidence thereof as EagleFunding, the Deal Agent or such designee may deem necessary to enable it to enforce its rights thereunder, and (ii) mark each computer record relating to, and each invoice or other evidence of, the Purchased Interests (whether or not such computer record or other item is the property of EagleFunding) as EagleFunding or the Deal Agent may direct to reflect the interests of EagleFunding and the Deal Agent in such Purchased Interests. The Servicer will either (x) segregate, from all the documents relating to other receivables then owned or being serviced by the Servicer, all documents relating to the Purchased Interests, or (y) mark all documents relating to the Purchased Interests so as to make such documents readily identifiable as property of EagleFunding and with such legend as shall be specified by the Deal Agent, and will, in either such event, hold all such documents in trust for EagleFunding and safely keep such documents in filing cabinets or other suitable containers marked to show EagleFunding's interest.


              SECTION 6.03. Rights of the Deal Agent. At any time after the occurrence of a Wind-Down Event:

              (a) The Deal Agent may notify the Obligors of the Purchased Receivables, or any of them, of EagleFunding's ownership interest in the Purchased Interests and direct such Obligors, or any of them, that payment of all amounts payable under any Purchased Receivable be made directly to EagleFunding or its designee (including, without limitation, the Deal Agent).

              (b) The Seller shall, at the Deal Agent's or EagleFunding's request and at the Seller's expense, give notice of EagleFunding's interest in the Purchased Interests to each Obligor (in substantially the form of the Notice of Assignment) and direct that payments be made directly to EagleFunding or its designee (including, without limitation, the Deal Agent).

              (c) The Seller shall, at the Deal Agent's request, assemble all Records which the Deal Agent reasonably believes are necessary or appropriate for the administration and enforcement of the Purchased Interests, and shall make the same available to the Deal Agent at a place selected by the Deal Agent or its designee.

              (d) Each of the Seller and EagleFunding hereby authorize the Deal Agent to take any and all steps in the Seller's name and on behalf of the Seller necessary or desirable, in the determination of the Deal Agent, to collect all amounts due under any and all Purchased Receivables or Related Security related thereto, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Purchased Receivables and the related Contracts.

              SECTION 6.04. Further Action Evidencing Transfers. (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that EagleFunding may reasonably request in order to protect or more fully evidence EagleFunding's ownership interest in the Purchased Receivables, the Related Security and the Collections related thereto, or to enable EagleFunding to exercise or enforce any of its rights hereunder or under any related document. Without limiting the generality of the foregoing, the Seller will mark its master data processing records evidencing such Purchased Receivables, Related Security and Collections related thereto with a legend, acceptable to EagleFunding, evidencing that EagleFunding has acquired an ownership interest therein as provided in this EagleFunding Purchase Agreement and, upon the request of EagleFunding, will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as EagleFunding may reasonably request. The Seller hereby authorizes EagleFunding to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Purchased Receivables, Related Security and Collections related thereto now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this EagleFunding Purchase Agreement or any financing statement covering the Purchased Receivables, Related Security and Collections related thereto, or any part thereof, shall be sufficient as a financing statement. If the Seller fails to perform any of its agreements or obligations under this EagleFunding Purchase Agreement, EagleFunding may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of EagleFunding incurred in connection therewith shall be payable by the Seller upon EagleFunding's demand therefor; provided, however, prior to taking any such action, EagleFunding shall give notice of such intention to the Seller and provide the Seller with a reasonable opportunity to take such action itself.

              (b) The Seller shall, on or prior to the date of each Receivables Purchase hereunder, deliver or cause to be delivered the related Contract File to the Custodian, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to EagleFunding. In the event that the Seller or the Servicer receives any other instrument or any writing constituting chattel paper which, in either event, evidences a Purchased Receivable or other Purchased Interests, the Seller or the Servicer as applicable shall deliver such instrument or chattel paper to the Custodian on behalf of EagleFunding within three (3) Business Days after receipt, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to EagleFunding.

              SECTION 6.05. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the Seller shall (i) perform all of its obligations under the Contracts to the same extent as if such Contracts had not been transferred to EagleFunding hereunder and the exercise by EagleFunding or its assigns of their respective rights hereunder shall not relieve Seller from such obligations and (ii) pay when due any taxes, including without limitation, sales, excise and personal property taxes payable in connection with the Purchased Interests, unless the Seller is contesting the payment of such taxes in good faith and by appropriate proceedings and with respect to which no Adverse Claim has been asserted or filed.

              SECTION 6.06. Administration of Collections by Servicer. (a) The Servicer shall identify on a timely basis all Collections which are on account of the Purchased Interests, including all deposits to Lock Box Accounts. On each Business Day, all Collections received in the Lock Box Accounts for the prior Business Day (and such Business Day, if practicable) shall be transferred to the Collection Account. If the Servicer receives any cash or checks, drafts, wire transfers or other instruments for the payment of money on account or otherwise in respect of the Purchased Interests, the Servicer shall segregate such cash and other items, hold such cash and other items in trust for the benefit of EagleFunding and the Deal Agent and shall cause such cash and other items (properly endorsed, where required, so that such items may be collected by EagleFunding) to be deposited in a Lock Box Account or directly in the Collection Account immediately after the date any such cash or other item shall have been identified as being on account of a Purchased Interest.

              SECTION 6.07. Application of Collections. All Collections on account of the Purchased Receivables of each Obligor shall be applied in the order of maturity thereof unless specifically identified otherwise in writing by such Obligor or directed by a court of competent jurisdiction. Any payment by an Obligor in respect of any indebtedness or other obligations owed by such Obligor to the Seller or the Servicer shall, except as otherwise specified by such Obligor or otherwise required by law, be applied as a Collection of a Receivable of such Obligor (in the order of the age by invoice date of such Receivables, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor to the Seller or the Servicer. The Servicer shall not influence or instruct any Obligor who is indebted to the Seller in respect of any indebtedness not included in the Purchased Interests to direct that its remittances be applied to any such indebtedness prior to being applied to the Purchased Interests.

              SECTION 6.08. Servicing Fee. On each Settlement Date, as full compensation for its servicing activities hereunder, the Servicer shall be entitled to receive a fee (the "Servicing Fee") in an amount equal to 1.00% times the Outstanding Balance of the Purchased Receivables as of the last day of the prior calendar month times a fraction, the numerator of which is the number of actual days elapsed in such calendar month and the denominator of which equals 360, provided, that, if the Servicer hereunder is also the Servicer under the Originator Purchase Agreement, the Servicing Fee hereunder shall be deemed paid to the extent of any payment by the Seller of the "Servicing Fee" specified and defined in the Originator Purchase Agreement. In the event that EagleFunding (or the Deal Agent) appoints a successor Servicer, the Servicing Fee may be adjusted as required by such successor Servicer and as agreed to by EagleFunding and the Deal Agent.

              SECTION 6.09. Resignation; Successor Servicer. (a) The obligation of the Servicer to service the Purchased Receivables is personal to the Servicer and the parties recognize that another Person may not be qualified to perform such obligations. Accordingly, the Servicer's obligation to service the Purchased Interests hereunder shall be specifically enforceable and shall be absolute and unconditional in all circumstances, including, without limitation, after the occurrence and during the continuation of any Wind-Down Event or Servicing Termination Event hereunder; provided, however, that a Successor Servicer may be appointed pursuant to this Section 6.09.

              (b) Notwithstanding the foregoing, the Servicer may resign from the obligations and duties hereby imposed on it as Servicer upon determination that (i) the performance of its duties hereunder is no longer permissible under any applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under any such applicable law. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to EagleFunding and the Deal Agent. Except to the extent inconsistent with any such applicable law, no such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the remaining provisions of this
Section 6.09.

              (c) The Deal Agent shall, as promptly as possible after the Servicer has given notice pursuant to Section 6.09(b) above or at any time after the Deal Agent's designation of a successor Servicer pursuant to Section 6.01, appoint a successor servicer (the "Successor Servicer") and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Deal Agent. Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this EagleFunding Purchase Agreement shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this EagleFunding Purchase Agreement or any other

Facility Documents to the Servicer shall be deemed to refer to the Successor Servicer. The Servicer agrees to cooperate with the Successor Servicer in effecting the transfer of its responsibilities, duties, liabilities and rights hereunder, including, without limitation, the execution and delivery of assignments of financing statements, the transfer to the Successor Servicer of all cash amounts held by the Servicer or thereafter received with respect to the Purchased Interests, the transfer of electronic records relating to the Purchased Interests in such form as the Successor Servicer may reasonably request and the transfer of all related Records, correspondence and other documents relating to the Purchased Interests.

              SECTION 6.10. Lock-Box Accounts; Collection Account. The Seller has established and will maintain a system of operations, accounts and instructions to the Lock-Box Banks and will establish and maintain the Collection Account as provided in this Section 6.10. Pursuant to a Lock-Box Agreement, each Lock-Box Bank shall be irrevocably instructed to wire all funds in each Lock-Box Account to the Collection Account, which Collection Account shall be maintained in the name of the Deal Agent. Neither the Seller, nor any Person claiming by, through or under the Seller shall have any control over the use of, or any right to withdraw any item or amount from, any Lock-Box Account or the Collection Account except as expressly provided in the Lock-Box Agreements. The Deal Agent on behalf of EagleFunding is hereby irrevocably authorized and empowered, as the Seller's attorney-in-fact, to endorse any item deposited in a Post Office Box or presented for deposit in any Lock-Box Account or the Collection Account requiring the endorsement of the Seller, which authorization is coupled with an interest.

              SECTION 6.11. Collection Account. (a) The Seller shall establish for the sole and exclusive benefit of the Deal Agent on behalf of itself, EagleFunding, the Seller and their respective assigns, a cash collateral account (the "Collection Account"). The Collection Account shall be a special purpose segregated deposit account maintained with Bank of Boston but shall be under the sole dominion and control of, and in the name of, the Deal Agent. All funds held in the Collection Account, including investment earnings thereon, shall be invested in Permitted Investments at the direction of the Seller; provided, however, that from and after the Termination Date or otherwise upon the occurrence and during the continuance of any Wind-Down Event, the Deal Agent shall have the sole right to restrict the maturities of any investments held in the Collection Account and to direct the withdrawal of any such investments for the purposes of paying Capital, Yield and any Obligations owed hereunder. The Deal Agent shall have the sole and exclusive right to withdraw or order a transfer of funds from the Collection Account in accordance with the terms and provisions of this Section 6.11; provided, however, that the Deal Agent agrees to turn over to the Originator any funds which are deposited in the Collection Account and which do not constitute Collections or other proceeds of Purchased Interests, less all reasonable and appropriate out-of-pocket costs and expenses incurred by the Deal Agent in connection with such misdirected funds.

              (b) All Collections and other proceeds of the Purchased Interests in the Collection Account shall be held in trust for the benefit of the Deal Agent, EagleFunding, and the Seller and, except as otherwise provided in Section 6.11(d) below with respect to any Business Day from and after the Designated Termination Date, such Collections and other proceeds shall be used solely for the following purposes and in the following order of priority:

              (i) To remit to the Seller any Collections representing sales or other taxes or insurance payments for the purpose of satisfying the Seller's obligations in respect of such taxes or insurance;

              (ii) (A) First, to pay Yield and other Carrying Costs, except for any accrued and unpaid amounts owing to the Swap Providers under the Interest Rate Hedges, which are then due and payable, and (B) second, to be retained in the Collection Account to the extent of any accrued and unpaid amounts of Yield and other Carrying Costs which are not then due and payable, until the next relevant payment date therefor, and not to be applied to any of the following items;

              (iii) If such day is a Settlement Date, to repay Capital as provided in Section 2.04(b);

              (iv) To pay any accrued and unpaid amounts owing to the Swap Providers under the Interest Rate Hedges;

              (v) To pay any other Obligations which are due and owing at such time; and

              (vi) If such day is a Settlement Date, to be remitted to the Seller in partial satisfaction of the Purchaser's obligation under
         Section 2.02(b); provided, however, that such funds shall only be remitted to the Seller to the extent that, after giving effect to such transfer of funds and such Purchases, the amount of Capital then outstanding does not exceed the Capital Limit then in effect.

The Seller, in making any request for funds to be withdrawn from the Collection Account, shall certify to each of the Deal Agent and the Collection Account Bank that the funds will be used for one of the purposes described above in this
Section 6.11(b).

              If, on any Business Day prior to the Designated Termination Date, the Collections of Purchased Interests on deposit in the Collection Account and available for withdrawal under clause (ii)(A) above are less than the amount of the obligations described in such clause, such available funds shall be allocated in the priority set forth in Section 6.11(c) below; if, on any such Business Day, the Collections of Purchased Interests on deposit in the Collection Account and available for withdrawal under clause (v) above are less than the amount of the obligations described in such clause, such available funds shall be allocated to the Persons to whom such obligations are owed ratably according to the respective amounts owed.

              (c) On each Business Day prior to the Designated Termination Date, to the extent that the Collections of Purchased Interests on deposit in the Collection Account and available under clause (ii)(A) of Section 6.11(b) are insufficient to pay all Carrying Costs which are then due and payable, such funds shall be applied to the Carrying Costs in the following order of priority:

              (i)   To pay any accrued and unpaid Yield;

              (ii) To pay the pro-rata portion of any accrued and unpaid fees then owing under the Fee Letter;

              (iii) To pay the pro-rata portion of any accrued and unpaid expenses of the Deal Agent which are allocable to this EagleFunding Purchase Agreement;

              (iv)  To pay any accrued and unpaid Servicing Fee; and

              (v) To pay ordinary course expenses of the Seller to the extent the same are due or past due.

If, on any such Business Day, the Collections of Purchased Interests on deposit in the Collection Account and available for withdrawal under any of clause (ii) or (v) above are less than the amount of the obligations described in such clause, such available funds shall be allocated to the Persons to whom such obligations are owed ratably according to the respective amounts owed.

              (d) On each Business Day from and after the Designated Termination Date, Collections and other proceeds of Purchased

Interests shall be withdrawn from the Collection Account solely upon direction of the Deal Agent to be applied against the Obligations in the following order of priority:

              (i) To remit to the Seller any Collections representing sales or other taxes or insurance payments for the purpose of satisfying the Seller's obligations in respect of such taxes or insurance;

              (ii) (A) First, to pay any accrued and unpaid Servicing Fee (if the Servicer is a party other than the Originator or an Affiliate thereof) which is then due and payable, and (B) second, to be retained in the Collection Account to the extent of any accrued and unpaid amounts of such Servicing Fee which are not then due and payable, until the next relevant payment date therefor, and not to be applied to any of the following items;

              (iii) (A) First, to pay accrued and unpaid Yield, and (B) second, to be retained in the Collection Account to the extent of any accrued and unpaid amounts of such Yield which are not then due and payable, until the next relevant Payment Date, and not to be applied to any of the following items;

              (iv) (A) First, to pay any accrued and unpaid amounts owing to Swap Providers under the Interest Rate Hedges which are then due and payable, and (B) second, to be retained in the Collection Account to the extent of any such accrued and unpaid amounts which are not then due and payable, until the next relevant payment date therefor, and not to be applied to any of the following items;

              (v)  To pay all amounts of Capital then outstanding;

              (vi) (A) First, to pay the accrued and unpaid expenses of the Deal Agent which are then due and payable, and (B) second, to be retained in the Collection Account to the extent of any accrued and unpaid amounts of such expenses which are not then due and payable, until the next relevant payment date therefor, and not to be applied to any of the following items;

              (vii)(A) First, to pay the portion of any other accrued and unpaid fees owing under the Fee Letter which are then due and payable, and (B) second, to be retained in the Collection Account to the extent of any accrued and unpaid amounts of such fees which are not then due and payable, until the next relevant payment date therefor, and not to be applied to any of the following items;

              (viii) (A) First, to pay to pay the portion of any other accrued and unpaid Obligations which have not been paid pursuant to clauses (i) through (v) above and which are then due and payable, and (B) second, to be retained in the Collection Account to the extent of any accrued and unpaid amounts of such Obligations which are not then due and payable, until the next relevant payment date therefor, and not to be applied to any of the following items;

              (ix) To pay any other Carrying Costs which are due and owing but have not been paid pursuant to clauses (i) through (viii) above; and

              (x) To pay any accrued and unpaid Servicing Fee owed to the Originator or an Affiliate thereof.

If, on any such Business Day, the funds on deposit in the Collection Account and available for withdrawal under any of clauses (iii), (iv), (vi), (vii), (viii) or (ix) above are less than the amount of the obligations described in such clause, such available funds shall be allocated to the Persons to whom such obligations are owed ratably according to the respective amounts owed. Any funds remaining in the Collection Account after payment of the foregoing Obligations and other fees and expenses shall be remitted to the Seller in consideration of the Purchaser's obligation under Section 2.02(b).

              SECTION 6.12. Custodian. All original counterpart copies of the Contracts, and all other components of the Contract Files in respect of the Purchased Interests shall at all times prior to the Collection Date be held by the Person (the "Custodian") so designated from time to time in accordance with this Section 6.12. Until the Deal Agent gives notice to the Seller of the designation of a new Custodian, the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Custodian pursuant to the terms hereof. In the event, as a result of an audit or otherwise, the Deal Agent reasonably believes that the performance and practices of the Custodian threaten in any manner the perfection or priority of the Deal Agent's interests in the Purchased Interests, the Deal Agent may, upon two Business Days prior written notice, designate as Custodian either the Servicer (if not already the Custodian) or the Deal Agent or any Affiliate of Bank of Boston and, following the occurrence of a Servicing Termination Event or a Wind-Down Event, any other Person to succeed the Originator or any successor Custodian, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Custodian pursuant to the terms hereof. Upon taking possession of an original Contract File and the contents thereof, the Custodian hereby agrees (i) to maintain possession of such original copies in trust for the Purchaser and the Deal Agent, (ii) to exercise the same degree of care with respect to the possession of such Contract File as it would if such Contract File were its own property, and (iii) to return the original copy of the relevant Contract to the Servicer within two Business Days of the Servicer's request therefor to the extent the Servicer requires such original copy to conduct further business with, or take enforcement action against, the Obligor of such Contract. Upon the appointment of a successor Custodian, the Custodian being replaced shall make all Contract Files available to the successor Custodian at a place selected by such successor Custodian.


                                   ARTICLE VII

                           WIND-DOWN EVENTS; REMEDIES

              SECTION 7.01. Wind-Down Events. Each of the following events shall constitute a "Wind-Down Event" within the meaning of this EagleFunding Purchase
Agreement:

              (a) The occurrence of any Event of Termination under the Originator Purchase Agreement;

              (b) The Servicer or the Custodian (if the Seller or any Affiliate of the Seller) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(b)) and such failure shall remain unremedied for three Business Days after written notice from the Deal Agent or (ii) either of the Servicer (if the Seller or any Affiliate of the Seller) or the Seller shall fail to make any payment or deposit to be made by it hereunder when due and, solely in the case of any such payments which do not constitute payments of Capital or Yield, such failure shall remain unremedied for three (3) Business Days after written notice from the Deal
Agent; or

              (c) The Seller shall fail to perform or observe any term, covenant or agreement contained in Section 5.03 and any such failure shall remain unremedied for five (5) Business Days after written notice from the Deal Agent; or

              (d) Any representation or warranty made or deemed to be made by the Seller (or any of its officers) under or in connection with this EagleFunding Purchase Agreement, any Settlement Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; provided, however, that (i) to the extent any breach of any such representation or warranty may be cured within ten (10) Business Days, the Seller shall have ten (10) Business Days after learning of such breach to make such representation and warranty true and correct and (ii) if any such false or incorrect representation or warranty has given rise to a deemed Collection as provided under Section 2.04 of this EagleFunding Purchase Agreement, then, upon the Seller's payment of such deemed Collection at the time and in the manner required under this EagleFunding Purchase Agreement, the breach of such representation or warranty shall not give rise to a Wind-Down Event under this subsection (d); or

              (e) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this EagleFunding Purchase Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten (10) Business Days after written notice from the Deal Agent (it being understood that if any such failure gives rise to a deemed Collection under
Section 2.04 of this EagleFunding Purchase Agreement, then, the payment of such deemed Collection at the time and in the manner required under this EagleFunding Purchase Agreement shall be deemed a remedy of such failure); or

              (f) The interest of the Deal Agent on behalf of the Purchaser in the Purchased Interests shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority interest in such Purchased Interests; provided, however, if any such failure results in a deemed Collection under Section 2.04 of this EagleFunding Purchase Agreement and the Seller satisfies in full its payment obligations under such section with respect to such deemed Collection, then such failure shall not give rise to a Wind-Down Event under this subsection (f); or

              (g) (i) An Insolvency Event shall occur with respect to the Seller or (ii) the Seller shall take any corporate action to authorize the filing of any Insolvency Proceeding; or

              (h) As of the close of business on any Settlement Date, the Capital Limit shall be less than the aggregate outstanding Capital; or

              (i) The Originator shall cease to own 100% of the issued and outstanding stock of the Seller; or

              (j) There shall have occurred, since the initial Receivables Purchase Date, a material adverse change in the financial condition of the Seller or there shall have occurred any event which materially and adversely affects the collectibility of the Receivables generally or the ability of the Seller to perform hereunder; or

              (k) Either of EagleFunding or the Deal Agent shall determine that continuation of this EagleFunding Purchase Agreement without exercise of remedies under Section 7.02 will impose a material adverse regulatory, accounting or tax impact on EagleFunding or the Deal Agent; or

              (l) The sum of the Delinquency Ratios for each of the three most recently concluded calendar months divided by a factor of three shall exceed 5.25%; or

              (m) The Default Ratio shall exceed 3.25%; or

              (n) [reserved];

              (o) [reserved];

              (p) The Seller shall fail to pay any principal or premium or interest on any Indebtedness having a principal amount of $1,000,000 or greater, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of the Seller or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

              (q) The PBGC or the IRS shall have filed notice of one or more Adverse Claims against the Seller (unless such Adverse Claim does not purport to cover the Purchased Interests), and such notice shall have remained in effect for more than thirty (30) days unless, prior to the expiration of such period, such liens shall have been adequately bonded by the Seller; or

              (r) A Servicing Termination Event shall have occurred; or

              (s) As of the last day of any month, the average annualized monthly prepayment rate (i.e., prepayments as a percentage of gross Receivables balances) of all Receivables which have been prepaid for the twelve-month period then ended shall exceed 10%.

              SECTION 7.02. Remedies. During the existence of a Wind-Down Event, the Deal Agent on behalf of EagleFunding may, by written notice to the Seller, take any or all of the following actions, at the same or different times: (i) declare the Termination Date to have occurred; (ii) declare the Obligations to be immediately due and payable and/or the commitment of the Purchaser to make Receivables Purchases hereunder to be terminated; (iii) pursue any other remedy under this EagleFunding Purchase Agreement and the other Facility Documents and (iv) exercise any rights and remedies of a secured party under Article 9 of the UCC, which rights and remedies shall be cumulative to those provided for under this EagleFunding Purchase Agreement and the other Facility Documents; provided, however, that in the case of any event described in clause (i) of subsection 7.01(g) above, or in subsection 7.01(h) above, then, automatically upon the occurrence of such event without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Seller, anything contained herein to the contrary notwithstanding, the Termination Date shall be deemed to have occurred automatically and any Obligations owed hereunder shall be immediately due and payable. The rights and remedies of a secured party which may be exercised by the Deal Agent pursuant to clause (iv) of this Section 7.02 shall include, without limitation, the right to
(y) identify and engage a Successor Servicer to act as Servicer for the Receivables in the event of a Servicing Termination Event, and (z) without notice except as specified below solicit and accept bids for and sell the Purchased Interests or any part thereof in one or more parcels at a public or private sale, at any exchange, broker's board or at any of the Deal Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Deal Agent may deem commercially reasonable. The Seller agrees that, to the extent notice of sale shall be required by law, 10 Business Days' notice to the Seller of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and that it shall be commercially reasonable for the Deal Agent to sell the Purchased Interests on an as-is basis, without representation or warranty of any kind. The Deal Agent shall not be obligated to make any sale of Purchased Interests regardless of notice of sale having been given and may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.


                                  ARTICLE VIII

                          INDEMNIFICATION; REPURCHASES

              SECTION 8.01. Indemnities by the Seller. (a) Without limiting any other rights which EagleFunding may have hereunder or under applicable law, the Seller hereby agrees to indemnify EagleFunding and its permitted successors and assigns (including, without limitation, EagleFunding, and the Deal Agent) and their respective officers, directors, agents and employees (each, an "Indemnified Party"), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any Indemnified Party relating to or resulting from any of the following (excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except with respect to payment and performance obligations provided for in this EagleFunding Purchase Agreement) for uncollectible Receivables):

              (i) the transfer of any Receivable which was not, as of the Receivables Purchase Date, an Eligible Receivable;

              (ii) any representation or warranty made or deemed made by the Seller or the Originator (or any of their respective officers) under or in connection with the Originator Purchase Agreement or this EagleFunding Purchase Agreement, any Settlement Report or any other information or report delivered by the Seller or the Originator pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

              (iii) the failure by the Seller or the Originator (individually or as Servicer) to comply with any term, provision or covenant contained in this EagleFunding Purchase Agreement or the Originator Purchase Agreement, or any agreement executed in connection with this EagleFunding Purchase Agreement or the Originator Purchase Agreement or with any applicable law, rule or regulation with respect to any Purchased Receivable, the related Contract, the Related Security or the other Purchased Interests, or the nonconformity of any Purchased Receivable, the related Contract, the Related Security or the other Purchased Interests with any such applicable law, rule or regulation;

              (iv) the failure to vest and maintain vested in EagleFunding or to transfer to EagleFunding an ownership interest in the Purchased Interests, free and clear of any Adverse Claim (including, without limitation, free and clear of any Permitted Encumbrance except in favor of EagleFunding or its assignees) whether existing on the Receivables Purchase Date or at any time thereafter;

              (v) the failure to file, or any delay in filing (other than solely as a result of the action or inaction of EagleFunding), financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws against the Obligor with respect to any Contract or Receivables which are, or are purported to be, Purchased Interests, whether at the time of any Purchase or at any subsequent time;

              (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable (including, without limitation, a defense based on such Purchased Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the Equipment and/or services related thereto or the furnishing or failure to furnish such Equipment and/or services;

              (vii) any failure of the Seller or the Originator, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI hereof or Article VI of the Originator Purchase Agreement;

              (viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Equipment or any other goods, merchandise and/or services which are the subject of any Receivable or Contract;

              (ix) the failure to pay when due any taxes, including, without limitation, sales, excise or personal property taxes payable in connection with the Purchased Interests;

              (x) the termination, rejection or non-assumption by the Seller of any Contract prior to the original term of such Contract, whether such rejection, early termination or non-assumption is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable laws (including, without limitation, Section 365 of the Bankruptcy Code);

              (xi) the failure of the Seller, the Originator and the Obligors under the Contracts to maintain casualty and liability insurance for the Equipment related to the Purchased Receivables in an amount at least equal to the Discounted Receivables Balance for such Purchased Receivables;

              (xii) the failure of any Lock-Box Bank to remit any funds in the Lock-Box Accounts as required hereunder; and

              (xiii) the commingling of Collections of any Transferred Assets with any other funds of the Seller.

Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Seller to the applicable Indemnified Party within two Business Days following the Indemnified Party's demand therefor.

              SECTION 8.02. Repurchases of Designated Receivables. The following rights are in addition to and not in limitation of any other rights or remedies that the Purchaser and/or the Deal Agent may have hereunder.

              (a) The Seller may, at any time upon not less than five Business Days' prior written notice to the Deal Agent, elect to repurchase the Purchased Asset relating to and including any Designated Receivable, which Purchase shall take place on the Settlement Date next succeeding the Deal Agent's receipt of such notice, for the repurchase price specified in subsection (d) of this
Section 8.02.

              (b) [Reserved].

              (c) At any time following the Termination Date when the Discounted Receivables Balance is less than ten percent (10%) of the Discounted Receivables Balance as of the Termination Date, the Seller may notify the Deal Agent of its intent to repurchase all remaining Purchased Interests. On the Settlement Date next succeeding any such notice, the Seller shall repurchase all outstanding Purchased Interests for the repurchase price specified in subsection (d) of this
Section 8.02.

              (d) In the case of a repurchase from the Purchaser by the Seller of a Purchased Asset pursuant to this Section 8.02, the Seller shall, on the Settlement Date coinciding with such repurchase pay to the Deal Agent as a reduction of Capital an amount equal to the Outstanding Balance of the related Purchased Receivable. The proceeds of any such repurchase shall be deemed to be Collections of such Purchased Asset received by the Seller, and the amount of each such Collection shall be applied as provided in Section 2.04. The repurchase of any Purchased Asset shall not relieve the Seller of its obligation under Section 2.04(a) to pay Yield on the Capital outstanding with respect to such Purchased Asset through the Payment Date relating to such Capital. Any such repurchase shall be made without recourse or warranty, express or implied (other than a representation and warranty that such Asset is free and clear of any Adverse Claim created by or through the Purchaser).



                                   ARTICLE IX

                                 THE DEAL AGENT

              SECTION 9.01. Authorization and Action. EagleFunding hereby appoints and authorizes the Deal Agent to take such action as agent on its behalf and to exercise such powers under this EagleFunding Purchase Agreement as are delegated to the Deal Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including, without limitation, the power and authority to hold and to perfect any ownership interest or security interest created pursuant hereto or in connection herewith on behalf of the Purchaser.

              SECTION 9.02. Deal Agent's Reliance, Etc. Neither the Deal Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Deal Agent under or in connection with this EagleFunding Purchase Agreement (including, without limitation, any action taken or omitted to be taken by it or them if the Deal Agent is designated as Servicer pursuant to Section 6.01) or any other agreement executed pursuant hereto, except for its or their own negligence or willful malfeasance or misfeasance. Without limiting the foregoing, the Deal Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Person and shall not be responsible to any other Person for any statements, warranties or representations made in or in connection with this EagleFunding Purchase Agreement or in connection with any of the other agreements executed pursuant hereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this EagleFunding Purchase Agreement on the part of the Seller or to inspect the property (including the books and records) of the Seller; (iv) shall not be responsible to EagleFunding or any other Person for the due execution, legality, validity, enforce ability, genuineness or sufficiency of value of this EagleFunding Purchase Agreement or any other agreement, instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this EagleFunding Purchase Agreement or any other agreement executed pursuant hereto, by acting upon any notice (including notice by telephone with respect to notices under Section 2.02), consent, certificate or other instrument or writing (which may be by telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything in this Section 9.02 to the contrary, the foregoing provisions of this Section 9.02 shall not run in favor of the Deal Agent in connection with any claim against the Deal Agent made by EagleFunding.

              SECTION 9.03. Deal Agent and Affiliates. With respect to any interests which may be assigned by EagleFunding to Bank of Boston pursuant to
Section 10.04, Bank of Boston shall have the same rights and powers under this EagleFunding Purchase Agreement as would EagleFunding if it were holding such interests and may exercise the same as though it were not the Deal Agent. Bank of Boston and its Affiliates may generally engage in any kind of business with the Seller, the Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Originator or any Obligor or any of their respective Affiliates, all as if Bank of Boston were not the Deal Agent and without any duty to account therefor to EagleFunding or any Liquidity Provider.

              SECTION 9.04. [Reserved].

              SECTION 9.05. Resignation of the Deal Agent. The Deal Agent may resign as Deal Agent hereunder at any time by giving not less than five (5) Business Days' prior written notice to EagleFunding, the Seller, the Servicer and the Custodian, such resignation to be effective on the earlier of (i) the appointment and acceptance of a successor Deal Agent as provided below and (ii) the 30th day following delivery of such notice. Upon any such resignation, EagleFunding shall appoint a financial institution of its choosing as Deal Agent. Following the appointment of a successor Deal Agent and such successor Deal Agent's acceptance thereof, such successor Deal Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Deal Agent as Deal Agent hereunder, and the resigning Deal Agent shall be discharged from its duties and obligations as Deal Agent hereunder. After the Deal Agent's resignation, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Deal Agent.

                                    ARTICLE X

                                  MISCELLANEOUS

              SECTION 10.01. Amendments, Etc. No amendment to or waiver of any provision of this EagleFunding Purchase Agreement nor consent to any departure by the Seller, shall in any event be effective unless the same shall be in writing and signed by (i) the Deal Agent, EagleFunding and the Seller (with respect to an amendment) or (ii) the Deal Agent and EagleFunding (with respect to a waiver or consent by it) or the Seller (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, at any time that the Commercial Paper is being rated by one or more of Moody's, S&P and DCR (as applicable) (each, a "Rating Agency"), at the request of EagleFunding, no material amendment or modification of any other material provisions hereof, shall be effective absent written confirmation by each such Rating Agency that such amendment or modification will not result in a withdrawal or downgrading of the then-current rating of the Commercial Paper by such Rating Agency. EagleFunding shall send, or shall cause to be sent, copies of all amendments, modifications or supplements to this EagleFunding Purchase Agreement to each Rating Agency then rating the Commercial Paper, at the request of EagleFunding, prior to the execution thereof by all parties thereto. This EagleFunding Purchase Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

              SECTION 10.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, five days after being deposited in the mails, or, in the case of notice by telex, when telexed against receipt of answer back, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid, except that notices and communications pursuant to Article II shall not be effective until received.

              SECTION 10.03. No Waiver; Remedies. No failure on the part of the Deal Agent or EagleFunding to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

              SECTION 10.04. Binding Effect; Assignability. This EagleFunding Purchase Agreement shall be binding upon and inure to the benefit of the Seller, EagleFunding, the Deal Agent and their respective successors and permitted assigns (which successors of the Seller shall include a trustee in bankruptcy). The Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of EagleFunding and the Deal Agent. Each of EagleFunding and the Deal Agent may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of the Seller. Without limiting the foregoing, the Seller hereby acknowledges that EagleFunding has agreed pursuant to the Liquidity Agreement and certain related agreements that, subject to the restrictions set forth therein, certain parties providing credit enhancements and/or liquidity for EagleFunding in connection with the EagleFunding Purchase Agreement shall be entitled to exercise EagleFunding's rights under this EagleFunding Purchase Agreement and in addition, shall constitute third-party beneficiaries of this EagleFunding Purchase Agreement. The Seller hereby consents to the foregoing and agrees to cooperate with any such Person electing to exercise EagleFunding's rights under this EagleFunding Purchase Agreement. This EagleFunding Purchase Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as the Collection Date shall occur; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and
Article VIII shall be continuing and shall survive any termination of this EagleFunding Purchase Agreement.

              SECTION 10.05. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS EAGLEFUNDING PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE DEAL AGENT IN THE COLLATERAL OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE

SELLER HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE SELLER AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID, OR, AT THE OPTION OF EITHER EAGLEFUNDING OR THE DEAL AGENT, BY SERVICE UPON CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, WHICH THE SELLER HEREBY IRREVOCABLY APPOINTS AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS. THE SELLER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR DEAL AGENT ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS EAGLEFUNDING PURCHASE AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, THE SELLER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 10.05 SHALL AFFECT THE RIGHT OF EAGLEFUNDING OR THE DEAL AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF EAGLEFUNDING OR THE DEAL AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

              SECTION 10.06. Costs, Expenses and Taxes. (a) The Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing fees as provided for in Section 5.01(c) and any requested amendments, waivers or consents) of this EagleFunding Purchase Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for EagleFunding and the Deal Agent with respect thereto and with respect to advising EagleFunding and the Deal Agent as to its rights and remedies under this EagleFunding Purchase Agreement, and the other agreements executed pursuant hereto and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this EagleFunding Purchase Agreement and the other agreements and documents to be delivered hereunder.

              (b) In addition, the Seller shall pay any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this EagleFunding Purchase Agreement or the other agreements and documents to be delivered hereunder, and agrees to indemnify the Deal Agent, EagleFunding and their respective assignees against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

              SECTION 10.07. Execution in Counterparts; Severability. This EagleFunding Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this EagleFunding Purchase Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

              SECTION 10.08. No Bankruptcy Petition Against EagleFunding. The Seller covenants and agrees (which agreement shall, pursuant to the terms of this EagleFunding Purchase Agreement, be binding upon its successors and assigns) that it will not institute against EagleFunding, or join any other Person in instituting against EagleFunding, any Insolvency Proceeding under bankruptcy law or under any similar federal or state law, so long as any promissory notes issued by the Purchaser shall be outstanding or there shall not have elapsed one year and one day since the last day on which any such promissory notes shall have been outstanding. The provisions of this Section
10.08 shall survive the termination of this EagleFunding Purchase Agreement.

              IN WITNESS WHEREOF, the parties below have caused this EagleFunding Purchase Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.


                                  HPSC CAPITAL FUNDING, INC.



                                  By: /s/ [illegible signature]
                                     --------------------------------
                                  Title:  President


                                  Address:  Sixty State Street
                                            35th Floor
                                            Boston, MA  02109-1803
                                            Attn:  President
                                  Telephone:(617) 720-7250
                                  Telecopy: (617) 720-7299



                                  HPSC, INC., as Servicer and as Custodian


                                  By: /s/ Renee Lefebvre
                                     --------------------------------
                                  Title: V.P. CFO



                                  By:
                                     --------------------------------
                                  Title:


                                  Address:  Sixty State Street
                                            35th Floor
                                            Boston, MA  02109-1803
                                            Attn:  Vice President, Finance
                                  Telephone:(617) 720-7251
                                  Telecopy: (617) 720-7272

                                  EAGLEFUNDING CAPITAL CORPORATION

                                  By: BancBoston Securities Inc., its
                                        attorney-in-fact


                                  By: /s/ [illegible signature]
                                     --------------------------------
                                  Title: MD


                                  Address:  100 Federal Street
                                            Boston, MA  02110
                                            Mail Stop:  01-09-02
                                            Attn:  Mitchell Feldman
                                  Telephone:(617) 434-5760
                                  Telecopy: (617) 434-9591



                                  BANCBOSTON SECURITIES INC., as Deal
                                  Agent



                                  By: /s/ [illegible signature]
                                     --------------------------------
                                  Title: MD


                                  Address:  100 Federal Street
                                            Boston, MA  02110
                                            Mail Stop:  01-09-02
                                            Attn:  Mitchell Feldman
                                  Telephone:(617) 434-5760
                                  Telecopy: (617) 434-9591